                                                                               .
                                                                               .
                                                                               .
                                                                    EXHIBIT 99.1

                    HUMBOLDT BANCORP RETIREMENT SAVINGS PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2003)

ARTICLE                                                                    COMMENCING
NUMBER                             DESCRIPTION                              ON PAGE
------                             -----------                              -------
1.    NAME, EFFECTIVE DATE, PURPOSE, HISTORY AND CONSTRUCTION ............   1-1
      1.1   Plan Name ....................................................     1
      1.2   Effective Date ...............................................     1
      1.3   Purpose and History ..........................................     1
      1.4   Construction .................................................     3
      1.5   Employment Relationship Not Affected .........................     4
      1.6   Terminated Participants Not Affected .........................     4

2.    DEFINITIONS ........................................................   2-1

3.    ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION .............   3-1
      3.1   Definitions ..................................................     1
      3.2   Participation ................................................     1
      3.3   Beneficiary Designation ......................................     2
      3.4   Change from Ineligible to Eligible Employee ..................     2
      3.5   Former Employee Rehired ......................................     3
      3.6   Committee Determines Eligibility .............................     3
      3.7   Omission of Eligible Employee ................................     3
      3.8   Inclusion of Ineligible Employee .............................     3

4.    CONTRIBUTIONS ......................................................   4-1
      4.1   Definitions ..................................................     1
      4.2   Member Employer Contributions ................................     3
      4.3   Timing of, Limitations on and Return of Member Employer
                Contributions ............................................     6
      4.4   Participants' Voluntary Contributions Not Permitted ..........     6
      4.5   Salary Deferral Contributions ................................     6
      4.6   Nondiscrimination Tests For Elective Deferrals ...............     8
      4.7   Nondiscrimination Tests For Member Employer Matching
                Contributions ............................................    11
      4.8   Adjustment to Corrective Payments ............................    14
      4.9   Overriding Limitations .......................................    14
      4.10  Record Requirements ..........................................    15
      4.11  Rollover Contributions and Direct Transfers ..................    15
      4.12  Qualified Military Service Contributions .....................    17

                    HUMBOLDT BANCORP RETIREMENT SAVINGS PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2003)

ARTICLE                                                                    COMMENCING
NUMBER                             DESCRIPTION                              ON PAGE
------                             -----------                              -------
5.    ALLOCATIONS OF CONTRIBUTIONS AND FORFEITURES .......................   5-1
      5.1   Definitions ..................................................     1
      5.2   Allocation Methods ...........................................     1
      5.3   Limitations on Annual Allocations ............................     3
      5.4   Restoration Procedures .......................................     4
      5.5   Qualified Military Service Allocations .......................     5

6.    VESTING OF ACCOUNTS ................................................   6-1
      6.1   Automatic Vesting ............................................     1
      6.2   Vesting Based on Service .....................................     1
      6.3   Years of Service for Vesting .................................     1
      6.4   Forfeitures and Restorations .................................     2
      6.5   No Divestment ................................................     3
      6.6   Amendment to Vesting .........................................     3
      6.7   Lost Participants ............................................     4

7.    ALLOCATION OF TRUST INCOME OR LOSS .................................   7-1
      7.1   Determination of Net Income ..................................     1
      7.2   Valuation ....................................................     1
      7.3   Valuation of Segregated Accounts .............................     2
      7.4   Valuation Dates ..............................................     2
      7.5   Special Valuation Dates at Administrative Committee Discretion     2
      7.6   Accounts to be Valued ........................................     2

8.    PARTICIPANTS' ACCOUNTS .............................................   8-1
      8.1   Separate Accounts ............................................     1
      8.2   Statement of Accounts ........................................     1
      8.3   Valuation of Account When Payment Due ........................     1

9.    DISTRIBUTIONS AND WITHDRAWALS ......................................   9-1
      9.1   General ......................................................     1
      9.2   Administrative Rules .........................................     2
      9.3   Timing of Distributions ......................................     2
      9.4   Treatment of Deferred Amounts ................................     5
      9.5   Methods of Distribution ......................................     5
      9.6   Distribution in Periodic Payments ............................     6
      9.7   Distribution Upon Death of Participant .......................     6
      9.8   Distributions to Minors or Legally Incompetents ..............     7

                    HUMBOLDT BANCORP RETIREMENT SAVINGS PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2003)

ARTICLE                                                                    COMMENCING
NUMBER                             DESCRIPTION                              ON PAGE
------                             -----------                              -------
      9.9   Tax Information To Be Provided ...............................     7
      9.10  In Service Withdrawals of Distributions ......................     8
      9.11  Limitations on Distributions Upon Plan Termination ...........    10
      9.12  Direct Rollovers .............................................    10
      9.13  Adoption of Final Treasury Regulations Regarding Minimum
                  Distributions Under Code Section 401(a)(9) .............    12

10.   SERVICE ............................................................  10-1
      10.1  Definitions ..................................................     1
      10.2  Crediting of Hours Subject to DOL Regulation .................     4
      10.3  Hours of Service Equivalency .................................     4
      10.4  Qualified Military Service Credited ..........................     4

11.   FIDUCIARY RESPONSIBILITY ...........................................  11-1
      11.1  Named Fiduciaries ............................................     1
      11.2  Fiduciary Standards ..........................................     1
      11.3  Fiduciaries Liable for Breach of Duty ........................     1
      11.4  Fiduciary May Employ Agents ..................................     1
      11.5  Authority Outlined ...........................................     2
      11.6  Fiduciaries Not to Engage in Prohibited Transactions .........     3
      11.7  Duties of Plan Administrator .................................     3

12.   ADMINISTRATIVE AND INVESTMENT COMMITTEES ...........................  12-1
      12.1  Appointment of Administrative Committee ......................     1
      12.2  Appointment of Investment Committee ..........................     1
      12.3  Administrative Committee and Investment Committee Operating
                  Rules ..................................................     2
      12.4  Administrative Committee Authority ...........................     2
      12.5  Investment Committee Authority As Delegated by Administrative
                  Committee ..............................................     3
      12.6  Administrative and Investment Committees May Retain Advisors .     3
      12.7  Claims Procedure .............................................     3
      12.8  Indemnification of Administrative and Investment Committees ..     5

13.   INVESTMENTS AND LOANS ..............................................  13-1
      13.1  General ......................................................     1
      13.2  Use of Mutual or Commingled Funds Permitted ..................     1
      13.3  Trustee May Hold Necessary Cash ..............................     2
      13.4  Trustee to Act Upon Administrative Committee or Investment
                  Manager Instruction ....................................     2

                    HUMBOLDT BANCORP RETIREMENT SAVINGS PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2003)

ARTICLE                                                                    COMMENCING
NUMBER                             DESCRIPTION                              ON PAGE
------                             -----------                              -------
      13.5  Appointment of Investment Manager ............................     2
      13.6  Loans to Participants or Beneficiaries .......................     3
      13.7  Separate Investment Funds ....................................     7

14.   TRUSTEE ............................................................  14-1
      14.1  Trustee Governing Terms ......................................     1

15.   AMENDMENT, TERMINATION AND MERGER ..................................  15-1
      15.1  Trust is Irrevocable .........................................     1
      15.2  Sponsoring Employer May Amend Plan and Trust Agreement .......     1
      15.3  Sponsoring Employer May Terminate Plan/Member Employers May
               Discontinue Matching and/or Profit Sharing Contributions ..     1
      15.4  Timing of Plan Termination ...................................     2
      15.5  Action Required Upon Plan Termination ........................     2
      15.6  Nonreversion of Assets .......................................     3
      15.7  Merger or Consolidation Cannot Reduce Benefits ...............     3

16.   ASSIGNMENTS ........................................................  16-1
      16.1  No Assignment ................................................     1
      16.2  Qualified Domestic Relations Order Permitted .................     1
      16.3  Offset to Provide Certain Judgments and Settlements Permitted      2

17.   ADOPTION OF THE PLAN BY ASSOCIATED EMPLOYERS .......................  17-1
      17.1  Purpose ......................................................     1
      17.2  Becoming a Member Employer ...................................     1
      17.3  Participation as a Member Employer ...........................     1
      17.4  Termination of Participation in the Plan .....................     3
      17.5  Charges to Member Employers ..................................     3

18.   VOTING EMPLOYER STOCK ..............................................  18-1
      18.1  Administrative Committee Votes Shares Held in Trust ..........     1

      APPENDIX A- MODEL AMENDMENT TO ADOPT CODE SECTION 401(a)(9)
      FINAL REGULATIONS PURSUANT TO IRS REVENUE PROCEDURE 2002-29

      APPENDIX B - TRUST AGREEMENT FOR MASTERPLAN OF COLUMBIA TRUST COMPANY

                    HUMBOLDT BANCORP RETIREMENT SAVINGS PLAN
             (AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 2003)


                                    ARTICLE 1
             NAME, EFFECTIVE DATE, PURPOSE, HISTORY AND CONSTRUCTION

      1.1 Plan Name

            The Plan set forth in this Plan shall be designated as the Humboldt Bancorp Retirement Savings Plan.

      1.2 Effective Date

            The effective date of this amended and restated Plan shall be July 1, 2003, except as specifically provided otherwise elsewhere in this document.

      1.3 Purpose and History


            (a) Purpose

              (i) Qualified Retirement Plan

              The Plan is intended to qualify as a profit sharing plan (with a 401(k) arrangement) under Code Section 401(a) and is created and maintained for the exclusive benefit of Eligible Employees of the Employer and their Beneficiaries to enable them to share in Employer profits, to provide Eligible Employees with a means to provide retirement funds and accumulate retirement savings, and to provide benefits in the event of the death or Disability of the Employee. The Trust is intended to qualify as a qualified retirement trust under Code Section 501(a).

            (b) Plan Shall Not Discriminate In Favor of Highly Compensated Employees

              The Plan shall not discriminate in favor of Highly Compensated Employees, except to the extent permitted by applicable guidance from the Internal Revenue Service or Department of Labor. The Plan shall meet the requirements of Articles 4 and 5 regarding nondiscrimination in contributions and benefits, and the Plan's benefits, rights and features shall be provided on a nondiscriminatory basis under the Plan to both Highly Compensated Employees and Non-Highly Compensated Employees.



                                      1-1

              (c) History

              A profit sharing plan and trust was adopted by the Sponsoring Employer, effective January 1, 1991, and was originally designated as the Humboldt Bank Retirement Plan. Subsequently, the Sponsoring Employer adopted a stock bonus plan, effective January 1, 1995, that was originally designated as the Humboldt Bank Employee Stock Bonus Plan. These two plans were merged effective May 1, 2001, and the remaining plan was designated as the Humboldt Bancorp 401(k) and Stock Bonus Plan. The operative document was amended and restated effective as of January 1, 1997. Effective July 1, 2003, the Plan is again restated and redesignated in this document as the Humboldt Bancorp Retirement Savings Plan.


              (d) Purposes of Restatement

                (i) Incorporate Legal Changes and Consolidate Amendments

                The principal purpose of this amendment and restatement is to consolidate all amendments made to the Plan since the last amendment and restatement, to clarify Plan operating provisions and to incorporate recent legal guidelines, including provisions complying with the set of laws known as "GUST" and EGTRRA. "GUST" refers to the set of laws including the General Agreement on Tariffs and Trade, as part of the Uruguay Round Agreements Act
(GATT), the Uniformed Services Employment and Re-Employment Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA), and the Taxpayer Relief Act of 1997 (TRA '97), as well as the provisions of the Internal Revenue Service Reform and Restructuring Act of 1998 (IRRA), and the Community Renewal Tax Relief Act of 2000 (CRA).

                (ii) Facilitate Plan Administration

                This amendment and restatement is also made to facilitate administration as the Plan has been amended by a change in the Trustee, by adoption of the Model Amendment that includes language of the final Treasury regulations under Code Section 401(a)(9) regarding minimum Plan distributions, by a change in the Participant loan and withdrawal provisions, by a change in the Plan eligibility and participation provisions, by the creation of the Investment Committee, by a change in the definition of Disability, by clarification of Service credited, by a change in the matching allocation, by the addition of supplemental matching contributions and special Member Employer contributions in the event of an acquisition or a merger, by a change in the use of Forfeitures, and by a specification of how voting rights are handled with respect to Humboldt Bancorp stock that is held in the Plan.



                                      1-2

      1.4 Construction

      The following miscellaneous provisions shall apply in the construction of this Plan:

            (a) State Jurisdiction

            All matters respecting the validity, effect, interpretation and administration of this Plan shall be determined in accordance with the laws of the State of California except where preempted by ERISA or other federal statutes.

            (b) Gender

            Wherever appropriate, words used in the singular may include the plural or the plural may be read as the singular, the masculine may include the feminine, and the neuter may include both the masculine and the feminine.

            (c) Application of ERISA and Code References

            All references to sections of ERISA or the Code, or any regulations or rulings thereunder, shall be deemed to refer to such sections as they may subsequently be modified, amended, replaced or amplified by any federal statutes, regulations or rulings of similar application and import enacted by the Government of the United States or any duly authorized agency of the United States Government.

            (d) Enforceable Provisions Remain Effective

            If any provision of this Plan and the Trust Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan and the Trust Agreement shall continue to be fully effective.

            (e) Headings

            Headings are inserted for reference only and constitute no part of the construction of this Plan.

            (f) Separate Trust Document

            A separate trust document, entered into by and between the Sponsoring Employer and the Trustee, shall be incorporated by reference and shall apply to Trust provisions.

            (g) Authorized Sponsoring Employer and Member Employer Action

            If the Sponsoring Employer or Member Employer is a corporation, any powers or responsibilities of the Sponsoring or Member Employer under this Plan shall be carried out by the Board of Directors of the Sponsoring or Member Employer, respectively, as from time to time constituted, in accordance with that Sponsoring or Member Employer's bylaws, or (if so designated by the Board) may be carried out by the action of a corporate officer authorized by the Board to act with regard to the Plan.



                                      1-3

      1.5 Employment Relationship Not Affected

            Nothing in the Plan or the Trust Agreement shall be deemed a contract between the Employer and any Employee, nor shall the rights or obligations of the Employer or any Employee to continue or terminate employment at any time be affected hereby.

      1.6 Terminated Participants Not Affected

            Notwithstanding anything to the contrary herein, the rights and remedies, if any, of any person hereunder shall be determined as of the date his participation ceased or the date he ceased to be an Eligible Employee, whichever occurs first, and shall be based on the terms and conditions of the Plan in effect on such date, without regard to any changes made by articles which have specific effective dates subsequent to such date.




                                      1-4

                                    ARTICLE 2
                                   DEFINITIONS

Definitions

      Terms which are used only in a single Article (beginning with Article 3) are generally defined at the beginning of that article. Article 2.65 lists the terms so defined. The following words and phrases are used throughout this Plan are defined below:

      2.1 "Account" means the aggregate of all records maintained by the Administrative Committee for purposes of determining a Participant's or Beneficiary's interest in the Trust Fund and shall include the Employer Account and Employee Account, as adjusted by such other amounts properly credited or debited to such Account. Each sub-account is defined alphabetically in Article 2.

      2.2 "Adjustment Factor" means the cost of living factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary shall provide. For purposes of the OBRA '93 annual compensation limit under Code Section 401(a)(17), the Adjustment Factor shall be applied as provided in Code Section 401(a)(17)(B).

      2.3 "Administrative Committee" means the committee designated under
Article 12.1.

      2.4 "Allowable Compensation" for purposes of determining the minimum contributions for a Top-Heavy Plan and for purposes of determining the limitations on allocations pursuant to Article 5.3, means the total of all wages, salaries, fees for professional services and other amounts paid by the Employer during a Limitation Year to a Participant for services actually rendered in the course of employment including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding amounts which are contributed to a retirement plan, deferred compensation plan or other plan and which are not included as taxable income for such year (except as described below), or amounts which are not deemed to be income for current services rendered such as amounts realized from the sale, exercise or exchange of Employer stock or stock options.



                                      2-1

            (a) Allowable Compensation shall include any elective deferrals (as defined in Code Section 402(g)(3)) and all amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the Employee's gross income under Code Sections 125 or 457.

            (b) Beginning January 1, 2002, Allowable Compensation shall not exceed the EGTRRA annual compensation limit of $200,000, multiplied by the Adjustment Factor. The Allowable Compensation limit shall be the limit in effect for the Fiscal Year that begins with or within the calendar year in which the limit applies.

            (c) For purposes of applying the limitations described in Article
5.3 of the Plan, compensation paid or made available during such Limitation Years shall include elective amounts that are not includible in the gross income of the Employee by reason of Code Section 132(f)(4). This shall also apply to the definitions of Plan Compensation and Testing Compensation for purposes of Articles 2.46 and 2.57 of the Plan, respectively.

      2.5 "Alternate Payee" means any spouse, former spouse, child or other dependent of a Participant recognized by a domestic relations order as having a right to receive all, or a portion of, a Participant's benefits under the Plan.

      2.6 "Associated Employer" means any entity that the Sponsoring Employer has designated as eligible to become a Member Employer under this Plan and the Trust Agreement in accordance with Article 17.

      2.7 "Beneficiary" means any person designated by a Participant to receive benefits upon the death of such Participant, subject to the provisions of
Article 3.3.

      2.8 "Break in Service" means for purposes of Article 6, a Fiscal Year, in which an Employee of the Employer is credited with 500 or fewer Hours of Service. For purposes of eligibility, "Break in Service" means, with respect to an Employee, a period of twelve (12) consecutive months beginning on the Employee's Severance from Service Date or any anniversary thereof, and ending on the next anniversary of such Severance from Service Date, provided the Employee does not perform an Hour of Service during that period.

      2.9 "Code" means the Internal Revenue Code of 1986, as amended (and regulations issued thereunder).



                                      2-2

      2.10 "Date of Hire" means the date on which an Employee first performs an Hour of Service for the Employer.

      2.11 "Deferred Retirement Date" means the date of actual retirement from the Employer by a Participant who remains in the employ of the Employer after attaining his Normal Retirement Date.

      2.12 "Determination Date" means, with respect to any Fiscal Year, the last day of the preceding Fiscal Year. If the Employer maintains two or more qualified plans which have different fiscal years and which either must be aggregated or which are allowed to be aggregated when determining top-heaviness pursuant to this Plan, the Determination Date to be used for this Plan for aggregation purposes shall be the Determination Date which falls within the same calendar year as the determination dates for all such plans which are required or permitted to be aggregated.

      2.13 "Disability" means the permanent incapacity of a Participant, by reason of physical or mental illness, to perform his usual duties for the Employer, resulting in termination of his service with the Employer. In order to determine whether a Participant has a Disability under this Plan, he or she must apply for Social Security disability benefits. If Social Security disability benefits are awarded by the Social Security Administration within one year of the Participant's termination of Service due to presumed Disability, then such Participant's termination will be deemed to have occurred due to Disability for purposes of the Plan.

      2.14 "Effective Date" of this amended and restated Plan shall mean July 1, 2003, except as specifically provided otherwise elsewhere in this document.

      2.15 "EGTRRA" means the Economic Growth and Tax Relief Reconciliation Act of 2001 (and regulations issued thereunder).

      2.16 "Eligible Employee" has the meaning set forth in Article 3.1.



                                      2-3

      2.17  "Eligible Participant" means for a Fiscal Year:

            (a) For the salary deferral portion of the Plan, an Eligible Employee who is a Participant at any time during the Fiscal Year.

            (b) For the Member Employer regular matching portion of the Plan, an Eligible Employee who completes at least 250 Hours of Service in a particular calendar quarter with any Member Employer and who is an Eligible Employee and a Participant on the last day of the calendar quarter.

            (c) For the Member Employer supplemental matching portion of the Plan, an Eligible Employee who completes at least 1,000 Hours of Service in the Fiscal Year with any Member Employer and who is an Eligible Employee and Participant on the last day of the Fiscal Year.

            (d) For the Member Employer profit sharing portion of the Plan, an Eligible Employee who completes at least 1,000 Hours of Service in the Fiscal Year with any Member Employer and who is an Eligible Employee and a Participant on the last day of the Fiscal Year.

            (e) Eligible Employees who are Participants at any time during the Fiscal Year but do not meet the requirements of (a), (b), (c) or (d) above but only for purposes of Articles 4.1(a) and (c) and/or 4.1(b) and (d) for the ADP and ACP nondiscrimination tests of Article 4.

      2.18 "Employee" means any person in the Service of the Employer including Leased Employee, officers and common-law Employees, but excluding directors who are not in the Employer's employ in any other capacity. Subcategories of "Employee" are defined alphabetically in Article 2. A Leased Employee is not considered an Employee if the Leased Employees constitute less than 20% of the Employer's Non-Highly Compensated Employees as defined in Code Section 414(q) and if they are covered by a non-integrated money purchase plan that provides at least a 10% of pay contribution, as described in Code Section 414(n)(5).

      2.19 "Employee Account" means that portion of an Account attributable to a Participant's Salary Deferral Account and Rollover Account.

      2.20 "Employer" means with respect to a specific Member Employer, such Member Employer and any other corporation, which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which includes such Member Employer, any trade or business



                                      2-4

(whether or not incorporated) which is under common control (as defined in Code
Section 414(c)) with such Member Employer, any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes such Member Employer, and any other entity required to be aggregated with such Member Employer pursuant to regulations under Code Section 414(o).

      2.21 "Employer Account" means that portion of an Account attributable to Employer contributions. A Participant's Employer Account shall include such Participant's Matching Account, Non-Elective Account, Profit Sharing Account and Special Contribution Account.

      2.22 "Employer Stock" means shares of voting common stock issued by Humboldt Bancorp.

      2.23 "Entry Date" means the first day of any calendar month after meeting the eligibility requirements under Article 3.2.

      2.24 "ERISA" means the Employee Retirement Income Security Act of 1974 (and regulations issued thereunder).

      2.25 "Fiscal Year" means the accounting year of the Plan and Trust, which is the 12-consecutive month period ending December 31.

      2.26 "FMLA" means the Family and Medical Leave Act of 1993 (and regulations issued thereunder).

      2.27 "Forfeiture" is described in Article 6.4(a).

      2.28 "General Trust Fund" means that portion of the Trust Fund other than property and income held as or for segregated Accounts or under separate investment funds under the provisions of this Plan and the Trust Agreement.

      2.29 "Highly Compensated Employee" has the meaning set forth in Article
4.1.

      2.30 "Hour of Service" has the meaning set forth in Article 10.1(b).



                                      2-5

      2.31 "Inactive Participant" means a Participant who remains an Employee, but who ceases to be an Eligible Employee because of a change in employment status. Accounts of Inactive Participants shall share in allocations of contributions and Forfeitures to the extent provided in Article 5, and such Accounts shall continue to be adjusted by other amounts properly credited or debited to such Accounts pursuant to Article 7. Inactive Participants shall not be permitted to have salary deferral contributions made on their behalf by a Member Employer.

      2.32 "Investment Committee" means the committee designated under Article 12.2.

      2.33 "Key Employee" means with respect to a Fiscal Year beginning on and after January 1, 2002:

            (a) Any Employee or former Employee (including any deceased Employee) who at any time during the Fiscal Year that includes the Determination Date was an officer of the Member Employer having annual Testing Compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Fiscal Years beginning after December 31, 2002), a 5-percent Owner, or a 1-percent Owner having annual Testing Compensation of more than $150,000. For this purpose, annual Testing Compensation means Allowable Compensation within the meaning of Section 415(c)(3) of the Code.

            (b) Beneficiary

            A Beneficiary of a deceased Key Employee shall be considered to be a Key Employee, and a Beneficiary of a deceased Non-Key Employee shall be considered a Non-Key Employee. Notwithstanding the above, the Administrative Committee shall be guided by the Code in determining Key Employees for any Fiscal Year and shall maintain records adequate to determine Key Employees for any Fiscal Year.

            (c) Aggregation Rules

            For purposes of this Article 2.33, the rules of subsections (b), (c) and (m) of Code Section 414 shall not apply for purposes of determining ownership, so that Owners shall be determined separately for each Member Employer.

            (d) Administrative Committee Guided by Code In Determining Key Employees

            The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder. The provisions of Code Section 416 are incorporated by



                                      2-6
reference into this Plan. The Administrative Committee shall maintain adequate records to determine Key Employees.

      2.34 "Leased Employee" means any individual who would not otherwise be considered an Employee but who has provided services to the Employer pursuant to an agreement between the Employer and any other entity, and such services are performed under the primary direction or control of the Employer and are performed on a substantially full-time basis for a period of at least one year. However, a Leased Employee is not considered an Employee if the Leased Employees constitute less than 20% of the Employer's Non-Highly Compensated Employee work force (as defined in Code Section 414(p)) with at least one year of Service and if they are covered by a non-integrated money purchase pension plan providing at least a 10% of pay contribution as described in Code Section 414(n)(5).

      2.35 "Matching Account" means that portion of an Account attributable to Member Employer regular matching contributions and Member Employer supplemental matching contributions.

      2.36 "Member Employer" means the Sponsoring Employer and any Associated Employer that has adopted the Plan in accordance with the terms and conditions set forth herein. Authorized action of the Member Employer shall be carried out as described in Article 1.4.

      2.37 "Non-Elective Account" means that portion of an Account attributable to the Member Employer's non-elective contributions as provided in Article 4.6(c).

      2.38  "Non-Highly Compensated Employee" has the meaning set out in
Article 4.1.

      2.39 "Non-Key Employee" means any Employee who is not a Key Employee, including Employees who are former Key Employees.

      2.40 "Normal Retirement Date" means the date of a Participant's 55th birthday.

      2.41 "OBRA '93" means the Omnibus Budget Reconciliation Act of 1993 (and regulations issued thereunder).



                                      2-7

      2.42 "Owner" means any person who owns (within the meaning of Code Sections 318 and 416(i)(1)(B)), or has owned within the four Fiscal Years prior to the Fiscal Year under consideration, a portion of the outstanding stock or voting power of a Member Employer or a portion of the capital or profits interest in a Member Employer. The ownership percentage of a "5%" Owner means greater than a 5% interest, that of a "1%" Owner means greater than a 1% interest and that of a "1/2%" Owner means greater than a 1/2% interest.

      2.43 "Participant" means any Employee or former Employee who has entered the Plan in accordance with Article 3, and whose Account, if any, hereunder has not subsequently been liquidated.

      2.44 "Plan" means the profit sharing plan described in this Agreement, including any amendments. The profit sharing plan includes a 401(k) salary deferral feature.

      2.45 "Plan Administrator" means the Administrative Committee appointed by the Sponsoring Employer.

      2.46 "Plan Compensation" for any Fiscal Year, for purposes of Member Employer profit sharing contributions, Participant salary deferral contributions, Member Employer matching contributions and Member Employer non-elective contributions means all amounts paid by the Member Employer to an Eligible Employee while a Participant with respect to services rendered during such Fiscal Year including all amounts contributed by the Member Employer pursuant to a salary reduction agreement which are not includible in the Employee's gross income under Code Sections 125, 402(g)(3), 457, or amounts which are not includible in the Employee's gross income under Code Section 132(f)(4).

            (a) Plan Compensation shall EXCLUDE taxable fringe benefits or amounts contributed to or distributed from a non-qualified deferred compensation plan or amounts realized from the sale, exercise or exchange of Employer stock or stock options.

            (b) Notwithstanding the above, the annual Plan Compensation of each Participant taken into account in determining allocations for any Fiscal Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with section 401(a)(17)(B) of the Code. Annual Plan Compensation means compensation paid during the Fiscal Year (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Plan Compensation for the



                                      2-8
determination period that begins with or within such calendar year. Testing Compensation under Article 2.57 and Allowable Compensation under Article 2.4 shall be limited by the $200,000 amount specified above.

            (c) For purposes of this Article 2.46, the wording "... all amounts paid ... with respect to services rendered during such Fiscal Year..." shall specifically INCLUDE payments made to a Participant during periods of Member Employer-approved leaves of absence, vacation or holiday pay, paid jury leave, paid sick leave, paid personal time off and shall specifically EXCLUDE contractual salary continuation or severance payments made at termination of employment, signing or relocation bonuses, commissions, bonuses or other incentive payments made after the Participant's termination date, insurance reimbursements or tuition reimbursements.

      2.47 "Profit Sharing Account" means that portion of an Account resulting from Member Employer profit sharing contributions and Forfeitures attributable to Profit Sharing Accounts.

      2.48 "Qualified Domestic Relations Order" ("QDRO") has the meaning set forth in Code Section 414(p) (and regulations issued thereunder).

      2.49 "REA" means the Retirement Equity Act of 1984 (and regulations issued thereunder).

      2.50 "Rollover Account" means that portion of an Account attributable to an Eligible Employee's rollover contributions and to the direct transfer of benefits to this Plan from another qualified plan on an Employee's behalf in accordance with the provisions of Article 4.11.

      2.51 "Salary Deferral Account" means that portion of an Account attributable to salary deferral contributions.

      2.52  "Service" has the meaning set forth in Article 10.

      2.53 "Severance from Service Date" means the date an Employee severs from Service with the Employer, and shall be the earlier of (i) the date the Employee quits, retires, is discharged, or dies; or (ii) the first anniversary of the first date of absence for any other reason.



                                      2-9

Notwithstanding the foregoing, an Employee will not be deemed to have severed from Service during a period of approved leave of absence, except as provided for herein. A Leave of Absence shall mean a leave granted by the Employer, in accordance with written rules uniformly applied to all Employees, for reasons of health or public service or for reasons determined by the Employer to be in its best interests.

      2.54 "Sponsoring Employer" means Humboldt Bancorp and such of its successors or assigns as may expressly adopt this Plan and agree in writing to continue this Plan and the Trust. The Sponsoring Employer is a corporation with principal offices in the state of California. Authorized action of the Sponsoring Employer shall be carried out as described in Article 1.4.

      2.55 "Spousal Consent" means the revocable written consent of the Participant's spouse to an action taken by the Participant hereunder which requires such consent under the terms of the Plan; provided that:

            (a) Such consent shall acknowledge the Beneficiary designated by the Participant and the effect of such consent;

            (b) Any change in the designated Beneficiary, other than to make the spouse the Beneficiary of 100% of the Participant's vested Account, shall require a new spousal consent;

            (c) Such consent shall be effective only with respect to that spouse;

            (d) Such consent shall be witnessed by a notary public; and

            (e) Such written consent shall not be required if it is established to the satisfaction of a Plan representative that such consent cannot be obtained because (1) there is no spouse, or (2) the spouse cannot be located, or
(3) such other circumstances exist as may be prescribed by applicable regulations.

      2.56 "TEFRA" means the Tax Equity and Fiscal Responsibility Act of 1982 (and regulations issued thereunder).

      2.57 "Testing Compensation" for purposes of determining (1) whether an Employee is a Key Employee, (2) whether an Employee is a Highly Compensated Employee, and (3) each Participant's Contribution Percentage and Deferral Percentage pursuant to Article 4.1(c) and Article 4.1(d), respectively, means Allowable Compensation, adjusted as follows:

            (a) Amounts that are elective deferrals (as defined in Code Section 402(g)(3)) shall be included.



                                      2-10

            (b) Amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the Employee's income under Code Sections 125 or 457 shall be included. Amounts contributed by the Employer pursuant to a salary reduction agreement which are not includible in the Employee's gross income under Code Section 132(f)(4) shall be included.

            (c) Amounts attributable to periods during which an individual was not eligible to be a Participant may be excluded for purposes of determining his Contribution Percentage and Deferral Percentage under Article 4.1(c) and Article 4.1(d), respectively.

            (d) Beginning January 1, 2002, Testing Compensation shall not exceed the EGTRRA annual compensation limit of $200,000, multiplied by the Adjustment Factor. The Testing Compensation limit shall be the limit in effect for the Fiscal Year that begins with or within the calendar year in which the limit applies ( i.e., the dollar increase in effect on January 1 of any calendar year shall be effective for the Fiscal Year beginning with or within such calendar year.

      2.58 "Top-Heavy Plan" means the Plan during each Fiscal Year in which the aggregate value of the Accounts of Key Employees exceeds 60% of the aggregate value of all Accounts under the Plan as of the Determination Date for such Fiscal Year.

            (a) Exclusions

            On and after January 1, 2002, for purposes of determining the value of Employees' Accounts in the Plan, the following shall be excluded: (1) rollover contributions from a non-related employer; (2) Accounts of any Participant who has not performed services for the Employer during the 1-year period ending on the Determination Date; and (3) the Account of any individual who was a Key Employee with respect to the Plan for any prior Fiscal Year but is not a Key Employee with respect to the Plan for the applicable Fiscal Year. Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated Plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. However, in the case of a distribution made for a reason other than severance from employment, death, or Disability, this provision shall be applied by substituting "5-year period" for "1-year period."



                                      2-11

            (b)   Required Aggregation To Determine Top-Heaviness

                  If a Key Employee is a Participant in this Plan for any Fiscal Year and the Employer maintains or has maintained any other plans (including terminated plans) (1) in which a Key Employee is or was a participant within the 5 year period ending on the Determination Date, or (2) which must be combined with this Plan in order to meet the requirements of Code Sections 401(a)(4) or 410(b) for any Fiscal Year, then this Plan's top-heaviness shall be determined for such Fiscal Year by aggregating the Accounts and/or present value of accrued benefits of Participants in this Plan and all other such plans.

            (c)   Permissive Aggregation To Determine Top-Heaviness

                  If the Employer maintains or has maintained any plans (including terminated plans) other than one described in (b) above, the Administrative Committee may aggregate the accounts and/or present value of accrued benefits of participants in any such plan with those of this Plan to determine whether this Plan is a Top-Heavy Plan for any Fiscal Year, provided that the requirements of Code Sections 401(a)(4) and 410(b) would continue to be met by treating this Plan, any plan that must be aggregated with the Plan under
(b) above and any other plan referred to in this sentence as one unit.

            (d)   Code and Regulatory Guidance

                  In determining top-heaviness and the aggregate value of Accounts and/or accrued benefits under this section, the Administrative Committee shall be guided by the provisions of the Code, including but not limited to Code Section 416(g)(3)(B) (and regulations issued thereunder).

      2.59 "TRA `86" means the Tax Reform Act of 1986 (and regulations issued thereunder).

      2.60 "Trust" means the legal entity created by the Trust Agreement as part of the Plan.

      2.61 "Trust Agreement" means the separately-executed Trust Agreement for MasterPlan of Columbia Trust Company, an Oregon banking corporation, establishing the Trust and specifying the duties of the Trustee.

      2.62 "Trust Fund" means all property and income held by the Trustee under the Trust Agreement.


                                      2-12

      2.63 "Trustee" means Columbia Trust Company, an Oregon banking corporation, and any duly appointed successor.

      2.64 "Valuation Date" means the last day of each calendar quarter and such other date as may be designated as provided in Article 7 for the revaluation of Participants' Accounts. The Valuation Date may include any day during the Fiscal Year that the Trustee, any transfer agent appointed by the Trustee or the Member Employer and any stock exchange used by such agent are open for business.

2.65     "List of Terms Defined Elsewhere:                              Article
          --------------------------------                              -------
         (a)      "Affiliated Employer"                                   9.12
         (b)      "Annual Addition"                                       5.1
         (c)      "Average Contribution Percentage"                       4.1
         (d)      "Average Deferral Percentage"                           4.1
         (e)      "Borrower"                                             13.6
         (f)      "Contribution Percentage"                               4.1
         (g)      "Deferral Percentage"                                   4.1
         (h)      "Eligibility Computation Period"                        3.1
         (i)      "Eligible Employee"                                     3.1
         (j)      "Excess Contributions"                                  4.1
         (k)      "Excess Deferrals"                                      4.1
         (l)      "GUST"                                                  1.3
         (m)      "Highly Compensated Employee"                           4.1
         (n)      "Limitation Account"                                    5.1
         (o)      "Limitation Year"                                       5.1
         (p)      "Non-Highly Compensated Employee"                       4.1
         (q)      "Special Contribution Account"                          4.2(e)
         (r)      "Subscription Agreement"                               17.2
         (s)      "Top Paid Group"                                        4.1


                                      2-13

                                    ARTICLE 3
             ELIGIBILITY, PARTICIPATION AND BENEFICIARY DESIGNATION

      3.1   Definitions

            (a) "Eligible Employee" means any Employee who is on the payroll of a Member Employer and who is providing services to the Member Employer. Payroll means the system used by an entity to pay those individuals it treats as its employees for their services and to withhold employment taxes from the employee compensation it pays to such employees. Payroll does not include any system the entity uses to pay individuals whom it does not treat as its employees and for whom it does not actually withhold employment taxes (including, but not limited to, individuals it treats as independent contractors) for their services. If, during any period, a Member Employer has not treated an individual as an employee and, for that reason, has not withheld employment taxes with respect to that individual, then that individual shall not be an Eligible Employee for that period, even in the event that the individual is determined, retroactively, to have been an Employee during all or any portion of that period. An individual's status as an Eligible Employee shall be determined by the Member Employer. "Eligible Employee" does NOT include the following:

                  (i) A Leased Employee.

                  (ii) An independent contractor.

                  (iii) A member of the Board of Directors, unless the director performs duties as an Employee of the Employer other than his duties as a Board member.

            (b) "Eligibility Computation Period" means the 12 consecutive month period beginning with the Employee's Date of Hire and each anniversary thereof.

      3.2   Participation

                  (a) Continuing Plan Participation for Plan Participants as of Effective Date

                        Each individual who was an Eligible Employee and a Participant in the Plan immediately preceding the Effective Date of this amendment and restatement shall continue to be a Participant on such Effective Date.

                  (b) Plan Entry

                        Each other Eligible Employee shall become a Participant in the Plan on the Entry Date coinciding with or next following his completion of 90 consecutive days of Service. In no event will an Employee enter the Plan later than the Entry Date coinciding with or


                                      3-1
immediately following the last of an Eligibility Computation Period in which he completes 1,000 Hours of Service.

            (c) Break in Service for Participation

                  If an Employee has a Break in Service before satisfying the eligibility requirements of this Article 3.2, Service before such Break in Service will not be taken into account.

      3.3 Beneficiary Designation

            (a) Designation Procedure

                  Each Eligible Employee, upon becoming a Participant, shall designate a Beneficiary or Beneficiaries to receive benefits under the Plan after his death. A Participant may change his Beneficiary designation at any time. Each Beneficiary designation shall be in a form prescribed by the Administrative Committee and will be effective only when filed with the Administrative Committee during the Participant's lifetime. Each Beneficiary designation filed with the Administrative Committee will cancel all previously filed Beneficiary designations.

            (b) Spousal Consent

                  In the event that a married Participant wishes to designate a Beneficiary other than his spouse for any portion of his vested Account, such designation shall include Spousal Consent.

            (c) Lack of Designation

                  In the absence of a valid designation by an unmarried Participant or if no designated Beneficiary survives an unmarried Participant, his interest shall be distributed to his estate. In the absence of a valid designation by a married Participant or if no designated Beneficiary survives a married Participant, his interest shall be distributed to his surviving spouse, or if there is no surviving spouse, then to his estate.

      3.4 Change from Ineligible to Eligible Employee

            An Employee who is excluded under Article 3.1 for any period shall be eligible to participate on the first date he is no longer excluded, provided that the requirements of Article 3.2 have been satisfied, but not earlier than the Entry Date on which he would have entered the Plan had he not been excluded under Article 3.1.


                                      3-2

      3.5 Former Employee Rehired

            Notwithstanding the provisions of Article 3.2(c), a former Employee who had completed the eligibility requirements of Article 3.2 with the Employer and who is reemployed by the Employer shall become a Participant as of the date of reemployment as an Eligible Employee, but not earlier than the Entry Date on which he would have entered the Plan had his employment not terminated.

      3.6 Committee Determines Eligibility

            Compliance with the eligibility requirements shall be determined by the Administrative Committee, which shall also inform each Employee of his becoming a Participant. The Administrative Committee shall provide each Participant with a summary plan description not later than 90 days following the date he enters the Plan or within such other period as may be prescribed by applicable law or regulation.

      3.7 Omission of Eligible Employee

            If, in any Fiscal Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution has been made by his Member Employer for the Fiscal Year, the Member Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Member Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

      3.8 Inclusion of Ineligible Employee

            If, in any Fiscal Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the Fiscal Year has been made, the Member Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture for the Fiscal Year in which the discovery is made.


                                      3-3

                                    ARTICLE 4
                                  CONTRIBUTIONS

      4.1 Definitions

            (a) "Average Contribution Percentage" ("ACP") means the average of the Contribution Percentages of a group of Eligible Participants.

            (b) "Average Deferral Percentage" ("ADP") means the average of the Deferral Percentages of a group of Eligible Participants.

            (c) "Contribution Percentage" means the ratio (expressed as a percentage) of (i) the matching contributions allocated to an Eligible Participant's Account for such Fiscal Year, to (ii) his Testing Compensation for such Fiscal Year. The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury. The Contribution Percentage may be adjusted as provided in Article 4.7. If an Eligible Participant makes no voluntary contributions and if his Account is not credited with any Member Employer matching contributions for a Fiscal Year, his Contribution Percentage for that Fiscal Year is zero.

            (d) "Deferral Percentage" means the ratio (expressed as a percentage) of (i) the contributions made under the Plan to an Eligible Participant's Salary Deferral and Non-Elective Accounts for such Fiscal Year, including Excess Deferrals, to (ii) such Eligible Participant's Testing Compensation for such Fiscal Year. However, the Excess Deferrals of a Non-Highly Compensated Employee shall not be taken into account in determining his Deferral Percentage. The Deferral Percentage may be adjusted as provided in Article 4.6. The determination and treatment of the Deferral Percentage of any Eligible Participant shall also satisfy such other requirements as may be prescribed by the Secretary of the Treasury. If an Eligible Participant makes no salary deferral contributions for a Fiscal Year, his Deferral Percentage for that Fiscal Year is zero.

            (e) "Excess Contributions" means salary deferral contributions that exceed those permitted by the nondiscrimination tests in Article 4.6.

            (f) "Excess Deferrals" means salary deferral contributions for a calendar year that exceed the dollar limit provided under Article 4.5(a). If salary deferral contributions are made on behalf of a Participant under two or more plans during a calendar year and the sum of these amounts exceeds the dollar limit in Article 4.5(a), then the Committee shall establish a claims procedure so that the Participant can designate the amounts and the plans from which such Excess Deferrals shall be returned. The Participant's claim shall be in writing; shall be


                                      4-1
submitted to the Plan Administrator not later than the following April 15th; shall specify the amount of the Participant's Excess Deferrals for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such Excess Deferrals are not distributed, the amounts deferred under this Plan and other plans or arrangements described in Code Sections 401(k), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code
Section 402(g) for the year in which the deferral occurred.

            (g) "Highly Compensated Employee" ("HCE") for a Fiscal Year includes:

                  (i) A 5% Owner in the current or the preceding Fiscal Year;

                  (ii) An Employee whose Testing Compensation exceeds $80,000 (multiplied by the Adjustment Factor) in the preceding Fiscal Year; and if the Sponsoring Employer so elects, an Employee may be an "HCE" under this subsection
(ii) if his Testing Compensation exceeds the dollar limit (stated above) in the preceding Fiscal Year and the Employee is a member of the Top Paid Group in such preceding Fiscal Year. The Sponsoring Employer elects NOT to make the Top Paid Group election. This election may be changed without prior approval from the Internal Revenue Service by way of a Plan amendment executed by the Sponsoring Employer.

            (h) "Top Paid Group" for a Fiscal Year is equal to 20% of the total number of Employees of the Employer for the preceding Fiscal Year. In determining the total number of Employees for such Fiscal Year, the following Employees may be excluded:

                  (i) Those who have not completed six months of service at the end of such Fiscal Year;

                  (ii) Those who normally work less than 17-1/2 hours per week;

                  (iii) Those who normally work less than six months per year;

                  (iv) Those who have not reached their 21st birthday;

                  (v) Non-resident aliens; and

                  (vi) Collectively bargained Employees, provided that this exclusion may be used only if at least 90% of the Employees of the Employer are covered by bona fide collective bargaining agreements.

                  The Top Paid Group will be determined by listing all of the Employees of the Employer (including those excluded above) in descending order by Testing Compensation and selecting the 20% of the total number of Employees as determined above who are the highest paid. An Employee may be in the Top Paid Group even though he falls in one of the groups which have been excluded in determining the number of Employees. The resolution of any ambiguity relating to the determination of HCE(s) shall be based on IRS regulation 1.414(q).


                                      4-2

            (i) "Non-Highly Compensated Employee" ("Non-HCE") means an Employee who is not a Highly Compensated Employee.

      4.2 Member Employer Contributions

            (a) Member Employer Profit Sharing Contributions

                  As of the last day of each Fiscal Year, a Member Employer may make a profit sharing contribution to the Trust in such amount as is determined by such Member Employer. The profit sharing contribution shall be reduced, if necessary, by any amounts in Limitation Accounts under Article 5 attributable to profit sharing contributions. These contributions will be allocated to Eligible Participants' Profit Sharing Accounts as provided in Article 5.2.

            (b) Non-Elective Contributions

                  The Member Employer may make non-elective contributions in accordance with Article 4.6(c), which shall be allocated to Participants' Non-Elective Accounts.

            (c) Member Employer Regular Matching Contributions

                  (i) Regular Matching Contributions Each Calendar Quarter

                        Subject to the discretion of the Administrative Committee, as of the last day of each calendar quarter, a Member Employer may make a regular matching contribution to the Trust which, when combined with amounts in Limitation Accounts under Article 5, shall be sufficient to match a certain percentage of the Participant's salary deferral contributions, and the quarterly match shall not exceed a specified dollar amount or a specified percentage of a Participant's Plan Compensation (from all Member Employers) for the quarter. A "true-up" matching contributions may also be made, as set out in subsections (ii) and (iii) below. The regular matching contribution will be made and allocated to the Matching Account of an Eligible Participant of a Member Employer who is employed by that Member Employer as of the quarterly allocation date, and shall be based on the total Plan Compensation paid to him by any of the Member Employers during the allocation period. Notwithstanding the above, a Member Employer reserves the right to change its regular matching contribution at any time during the Fiscal Year should business conditions warrant, including not making a regular matching contribution, provided that any change in the match shall be communicated to Plan Participants prior to the change so that Participants may change the amount of their respective 401(k) salary deferral contributions, if desirable.

                  (ii) Eligibility for Regular Matching Allocation

                        Regular matching contributions shall be allocated to:


                                      4-3

                        (A) An Eligible Employee of a Member Employer who has made 401(k) salary deferral contributions during the calendar quarter and who is an Eligible Employee and Participant on the last day of the calendar quarter, or

                        (B) At the discretion of the Administrative Committee, an Eligible Employee of a Member Employer and Participant in the current Fiscal Year who made 401(k) salary deferral contributions that exceeded or did not equal the maximum percentage of Plan Compensation to be matched and allocated in a prior calendar quarter thus due a "true-up" match contribution to be made by the Member Employer at the end of the quarter. Notwithstanding the above, a true-up match may also be made at the end of a Fiscal Year for amounts that did not get properly credited in an earlier quarter.

                  (iii) Maximum Match

                        Each year, at the discretion of the Administrative Committee, a Member Employer may declare a maximum regular matching contribution which does not exceed a specified percentage of a Participant's Plan Compensation for the Fiscal Year, and `true-up' matching contributions may be made at the end of a calendar quarter or at the end of a Fiscal Year to Participants whose 401(k) salary deferral contributions exceeded or did not equal the maximum percentage of Plan Compensation to be matched and allocated earlier in that same Fiscal Year. If a Participant terminates employment during a calendar quarter, that Participant's 401(k) salary deferral contributions and Plan Compensation for that quarter (in which the termination occurs) are not counted for any matching or true-up matching contributions.

            (d) Member Employer Supplemental Matching Contributions

                  Subject to the discretion of the Administrative Committee, as of the last day of a Fiscal Year, the Member Employer may make a supplemental matching contribution to the Trust which shall be sufficient to match a percentage of the Participant's salary deferral contributions, not to exceed a specified maximum dollar amount or a specified percentage of a Participant's Compensation for the Fiscal Year. Notwithstanding the above, a Member Employer reserves the right to change its supplemental matching contribution at any time, including not making a supplemental matching contribution for a particular Fiscal Year.

            (e) Special Sponsoring Employer or Member Employer Contributions

                  The Sponsoring Employer or a Member Employer may make a special contribution to the Trust in such amount as is determined by such Sponsoring or Member Employer. The special contribution shall be a calculated amount that is determined when another entity is acquired by or merged with the Sponsoring or Member Employer. The details of any special Sponsoring or Member Employer contribution shall be specified in a merger agreement


                                      4-4
or other resolution that articulates details regarding the merger or acquisition. Special Contribution Accounts shall be fully vested and shall be distributable in the same manner as Profit Sharing Accounts.

            (f) Restoration Contributions

                  The Member Employer shall make the contributions required to restore the Accounts of Participants as described in Article 5.4 and Article 6. These contributions will be allocated in accordance with their purpose.

            (g) Top-Heavy Minimum Contributions

                  (i) Amount of Required Contribution

                        For any Fiscal Year during which the Plan is a Top-Heavy Plan, the sum of the Member Employer's profit sharing and non-elective contributions on behalf of each Participant who is a Non-Key Employee but is employed by such Member Employer as an Eligible Employee on the last day of the Fiscal Year shall not be less than the lesser of:

                        (A) 3% of the Allowable Compensation paid or accrued to such Employee during the Fiscal Year; or

                        (B) The highest percentage of Allowable Compensation which is allocated during the Fiscal Year on behalf of any Key Employee in the aggregate:

                              (1) To his Employer Account under Article 5.2 of
this Plan; and

                              (2) To his Salary Deferral Account under this
Plan; and

                              (3) From contributions by the Member Employer to
his account in any other defined contribution plan.

                        Effective for Fiscal Years beginning on or after January 1, 2002, Member Employer matching contributions shall also be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and this Article 4.2(g). The preceding sentence shall apply with respect to Member Employer matching contributions under this Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, under such other plan. Member Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the ACP test of Article 4.7 and for other requirements of Section 401(m) of the Code.

                  (ii) Accounts Credited

                        To the extent that these minimum allocations are not provided by other provisions of this Plan, the Member Employer shall make a minimum contribution in an


                                      4-5
amount which is determined to meet the requirements of this Article 4.2(g), which shall be allocated to the Accounts of Participants who are Non-Key Employees to carry out the purpose of this article. Such minimum contribution shall be allocated to the Participant's Account, regardless of whether the Participant has been credited with 1,000 Hours of Service during the Fiscal Year, regardless of whether the Participant has made 401(k) salary deferral contributions to the Plan under Article 4.5 and regardless of whether the Participant has been excluded from an allocation of Member Employer contributions due to his or her level of Plan Compensation.

      4.3 Timing of, Limitations on and Return of Member Employer Contributions

            (a) Amount and Timing of Contributions

                  Member Employer contributions shall not exceed an amount which is estimated to constitute the maximum allowable deduction under Code Section 404(a). Each Member Employer's contributions shall be paid to the Trustee on or prior to the last day for filing that Member Employer's federal income tax return for such year, including any extensions of time granted for such filing. Contributions shall be made in cash, by check and/or by electronic wire transfer. Contributions shall be made in cash.

            (b) Return of Member Employer Contributions

                  If an amount is contributed by the Member Employer due to a mistake of fact, such Member Employer shall be entitled to recover such amount within one year of the date such contribution is made. Unless otherwise provided in a resolution of the Board of Directors of the Member Employer, any amounts contributed by the Member Employer which are disallowed as a deduction under Code Section 404 shall be returned to such Member Employer within one year of the date such deduction is disallowed. Trust income attributable to the amount to be recovered shall not be paid to the Member Employer, but Trust loss attributable thereto shall reduce such amount.

      4.4 Participants' Voluntary Contributions Not Permitted

            The Plan shall accept no voluntary contributions, except that after-tax contributions made pursuant to Article 6.4(c) shall be permitted.


                                      4-6

      4.5 Salary Deferral Contributions

            (a) General Rules

                  (i) General Limit.

                        Each Participant may elect in writing to have the Member Employer make salary deferral contributions on his behalf in an amount up to 100% of such Participant's Plan Compensation (subject to required withholding) up to the maximum permissible for the Fiscal Year under Code Section 402(g), which provisions are incorporated by reference into this Plan. A Participant's salary deferral contribution can be made only with respect to an amount that the Participant could otherwise elect to receive in cash and which is not currently available to the Participant. Subject to the Administrative Committee's approval, each Participant may elect to have the Member Employer make additional salary deferral contributions on his behalf up to 100% of his bonuses during the Fiscal Year. No Participant shall be permitted to have elective deferrals made under this Plan, or under any other qualified plan maintained by the Member Employer during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year within which the Fiscal Year begins, except to the extent permitted under subsection (a)(ii) and
Section 414(v) of the Code regarding catch-up contributions, if applicable.

                  (ii) Catch-Up Contributions

                        Each Employee who is eligible to make salary deferral contributions under this Plan and who will have attained age 50 before the close of a calendar year shall be eligible to make catch-up contributions for that year in accordance with, and subject to the limitations of, Section 414(v) of the Code, provided that the Participant has met a statutory limit, a Plan-specified limit or an ADP test limit with respect to his 401(k) salary deferral contributions. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required maximum salary deferral contribution limitation of section 402(g) of the Code and the maximum Annual Addition limit of section 415 of the Code. The Plan shall not be treated as failing to satisfy the requirements of section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. The Plan shall permit catch-up contributions after December 31, 2001 and the catch-up contribution provisions shall apply to all 401(k) plans of the Employer. Catch-up contributions are eligible for Member Employer regular or supplemental matching contributions.


                                      4-7

            (b) Administrative Guidelines

                  The Administrative Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which salary deferral contributions shall be made, as well as the manner and method by which salary deferral contributions may be changed or discontinued temporarily or permanently. All salary deferral contributions shall be authorized by the Participant in writing, made by payroll deduction, deducted from the Participant's Plan Compensation without reduction for any taxes or withholding (except to the extent required by law or the regulations) and paid over to the Trust by the Member Employer as soon as reasonably possible following the date of deduction, but in no event later than the 15th business day of the month following the date on which such salary would otherwise have been paid. All salary deferral contributions shall be credited to such Participant's Salary Deferral Account and shall be treated as Member Employer profit sharing contributions for purposes of their deductibility and tax treatment under the Code.

      4.6 Nondiscrimination Tests For Elective Deferrals

            (a) General Rule

                  The Deferral Percentages for any Fiscal Year shall satisfy the table below. An Eligible Participant's salary deferral contribution shall be included in such Eligible Participant's Deferral Percentage only if it relates to Plan Compensation that either (1) would have been received during the Fiscal Year but for the salary deferral election, or (2) is attributable to services performed by such Participant during the Fiscal Year and would have been received by such Participant within 2-1/2 months after the close of the Fiscal Year but for the salary deferral election.

   If ADP of Eligible                  Then, ADP of Eligible
Participants Who Are Non-            Participants Who Are HCEs
         HCEs is:                          Cannot Exceed:
-------------------------            -------------------------
           (1)                                   (2)
Less than 2%                         Two times column (1) ADP

2% but less than 8%                  Column (1) ADP plus 2%

8% or greater                        1.25 times column (1) ADP


                                      4-8
provided that:

                  (i) Amounts allocated to a Participant's Non-Elective Account for a Fiscal Year may be included in computing his Deferral Percentage, but only if the conditions described in Regulations Section 1.401(k)-1(b)(5) are satisfied.

                  (ii) Amounts added to a Participant's Matching Account which meet the requirements of Code Section 401(k)(2)(B) and (C) and Regulations
Section 1.401(k)-1(b)(5) may be included in computing his Deferral Percentage.

                  (iii) The Deferral Percentage for any Employee who is a Participant under two or more Code Section 401(k) arrangements of the Employer shall be the sum of the Deferral Percentages for such Employee under each of such arrangements.

                  (iv) In the event that one or more other plans are aggregated with this Plan to satisfy Code Sections 401(a)(4) and 410(b), this Article 4.6(a) shall be applied by determining the Deferral Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year.

                  (v) The provisions of Code Section 401(k) and Section 1.401(k)-1(b) of the Internal Revenue Regulations are hereby incorporated by reference into this Plan.

            (b) Election of Current Year Testing or Prior Year Testing

                  Notwithstanding the foregoing, the Sponsoring Employer may elect the "prior year testing method" by using the Non-Highly Compensated Employees' Average Deferral Percentage for the preceding Fiscal Year in determining the allowable Highly Compensated Employees' Average Deferral Percentage for the current Fiscal Year. The Sponsoring Employer elects to use the PRIOR YEAR testing method. This election may be changed without prior approval from the Internal Revenue Service by way of a Plan amendment executed by the Sponsoring Employer. Once the current year testing method has been made, the election cannot be revoked unless it has been used for each of the five Fiscal Years preceding the Fiscal Year of the revocation.

            (c) Corrective Actions

                  (i) Reduce Salary Deferral Contributions or Return Excess Contributions.

                        If the salary deferral contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this Article 4.6, then the Administrative Committee may, at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:


                                      4-9

                        (A) Reduce salary deferral contributions made on behalf of Participants who are HCEs for the remainder of the Fiscal Year; or

                        (B) Return Excess Contributions to the affected Participants in accordance with Article 4.6(e).

                  (ii) Non-Elective Contributions

                        The Member Employer may make a non-elective contribution for any Fiscal Year. Such contribution shall be allocated to the Non-Elective Accounts of Eligible Participants who were Non-HCEs and Eligible Employees on the last day of such Fiscal Year. Each Participant who is entitled to share in such contribution for a Fiscal Year shall receive an allocation in the same ratio to such contribution as his Testing Compensation bears to the Testing Compensation of all those eligible for such an allocation. The Member Employer's non-elective contribution may be treated as salary deferral contributions only if the conditions described in Internal Revenue Regulation 1.401(k)-1(b)(5) are satisfied.

            (d) Determination of Excess Contributions

                  (i) The maximum Deferral Percentage for a Participant who is a HCE is calculated by reducing the Deferral Percentage of the HCE with the highest Deferral Percentage to the extent required to (1) enable the Plan to satisfy the nondiscrimination test in Article 4.6(a), or (2) cause such HCE's Deferral Percentage to equal the Deferral Percentage of the HCE with the next highest Deferral Percentage. This process will be repeated as necessary until the Plan satisfies the nondiscrimination test in Article 4.6(a).

                  (ii) The process for determining a HCE's Excess Contribution requires that an "excess amount" first be calculated for each HCE, which is equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for the Fiscal Year, and (2) the amount determined by multiplying the maximum Deferral Percentage calculated in
(i) by such HCE's Testing Compensation. The "excess amounts" are then added together to arrive at an "aggregate excess amount." The maximum salary deferral contribution for a HCE is then calculated by reducing the salary deferral contribution of the HCE with the highest salary deferral contribution (measured in actual dollars) to the extent required to (1) reduce the "aggregate excess amount" to zero, or (2) cause such HCE's salary deferral contribution to equal the salary deferral contribution of the HCE with the next highest salary deferral contribution (measured in actual dollars). This process will be repeated as necessary until the "aggregate excess amount" is eliminated entirely.

                  (iii) A HCE's Excess Contribution is equal to the difference between (1) the amount of contribution actually made under the Plan to his Salary Deferral Account for


                                      4-10
such Fiscal Year, and (2) the maximum salary deferral contribution (measured in actual dollars) as determined in (ii) above.

            (e) Corrective Payments

                  (i) Payment of Excess Deferrals

                        Notwithstanding any other provision of the Plan, Excess Deferrals, plus any income or less any loss allocable thereto as determined under Article 4.8, may be paid to Participants who have such Excess Deferrals for a calendar year no later than the following April l5th. If not paid by such date, these amounts must remain in the Participant's Account until otherwise withdrawable or payable under the terms of the Plan. Excess Deferrals to be distributed for a Fiscal Year shall be reduced by Excess Contributions previously distributed for the Fiscal Year. Because of the double income tax treatment that a Participant will encounter if these amounts are not returned to him by the following April 15th, the Administrative Committee shall make every effort to meet this deadline.

                  (ii) Payment of Excess Contributions

                        Notwithstanding any other provision of the Plan, Excess Contributions, plus any income or less any loss allocable thereto as determined in Article 4.8, shall be paid in accordance with the following procedures:

                        (A) Excess Contributions for a Fiscal Year shall be paid to Participants on whose behalf such Excess Contributions were made, no later than the last day of the succeeding Fiscal Year.

                        (B) The Excess Contributions which would otherwise be paid shall be reduced, in accordance with regulations, by any Excess Deferrals paid to the Participant for the Fiscal Year.

                        (C) Payments under this Article 4.6(e) shall be made from the Participant's Salary Deferral Account.

                  (iii) Spousal Consent Not Required

                        Payment of Excess Deferrals and/or Excess Contributions will not require the consent of the Participant or the Participant's spouse and will not violate any outstanding Qualified Domestic Relations Orders.

                  (iv) Payments Not Considered Withdrawals

                        Payments of Excess Deferrals and/or Excess Contributions are not subject to the hardship withdrawal provisions of Article 9.10.


                                      4-11

      4.7 Nondiscrimination Tests For Member Employer Matching Contributions

            (a) General Rule

                  Member Employer matching contributions for any Fiscal Year shall satisfy the table below. A Member Employer matching contribution is taken into account for a Fiscal Year only if it is (1) made on account of the Employee's elective salary deferral contributions for the Fiscal Year, (2) allocated to the Employee's Account as of a date within that Fiscal Year, and
(3) paid to the Trust by the end of the 12th month following the close of that Fiscal Year.

             If ACP of Eligible                    Then, ACP of Eligible
         Participants Who Are Non-               Participants Who Are HCEs
                 HCEs is:                             Cannot Exceed:
         ------------------------------------------------------------------
                       (1)                                   (2)
         Less than 2%                             Two times column (1) ACP
         2% but less than 8%                      Column (1) ACP plus 2%
         8% or greater                            1.25 times column (1) ACP

provided that:

                  (i) Any amounts allocated to a Participant's Non-Elective Account for a Fiscal Year and not used to meet the tests in Article 4.6 may be included in his Contribution Percentage.

                  (ii) Any matching contributions which have been used to meet the tests in Article 4.6 must be subtracted from the matching contributions used to determine a Participant's Contribution Percentage.

                  (iii) Amounts allocated to a Participant's Salary Deferral Account for a Fiscal Year which are not needed to meet the tests in Article 4.6 may be included in a Participant's Contribution Percentage.

                  (iv) The Contribution Percentage for any Employee who is a Participant under two or more Code Section 401(m) arrangements of the Employer shall be the sum of the Contribution Percentages for such Employee under such arrangements.

                  (v) In the event that one or more other plans are aggregated with this Plan to satisfy the requirements of Code Sections 401(a)(4) and 410(b), this Article 4.7 shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan. All such plans must have the same plan year.


                                      4-12

                  (vi) The provisions of Code Section 401(m) and Internal Revenue regulations section 1.401(m)-1 are hereby incorporated by reference into this Plan.

            (b) Election of Current Year Testing or Prior Year Testing

                  Notwithstanding the foregoing, the Sponsoring Employer may elect the "prior year testing method" by using the Non-Highly Compensated Employees' Average Contribution Percentage for the preceding Fiscal Year in determining the allowable Highly Compensated Employees' Average Contribution Percentage for the current Fiscal Year. The Sponsoring Employer elects to use the PRIOR YEAR testing method. This election may be changed without prior approval from the Internal Revenue Service by way of a Plan amendment executed by the Sponsoring Employer. Once the current year testing method has been made, the election cannot be revoked unless it has been used for each of the five Fiscal Years preceding the Fiscal Year of the revocation.

            (c) Corrective Actions

                  If the matching contributions for any Fiscal Year would otherwise cause the Plan to fail to meet the nondiscrimination tests of this
Article 4.7, the Administrative Committee may at its discretion within the period permitted by applicable law or regulation, take one or more of the following actions, but only as necessary:

                  (i) Reduce the salary deferral contributions that would otherwise be permitted for HCEs for the remainder of the Fiscal Year and the matching contributions that would have been made based on such salary deferral contributions.

                  (ii) Pay any fully vested matching contributions to the affected HCEs, as provided in Article 4.7(e).

            (d) Determination of the Amount of Excess Matching Contributions

                  (i) The maximum Contribution Percentage for a Participant who is a HCE is calculated by reducing the Contribution Percentage of the HCE with the highest Contribution Percentage to the extent required to (1) enable the Plan to satisfy the non-discrimination tests in Article 4.7(a), or (2) cause such HCE's Contribution Percentage to equal the Contribution Percentage of the HCE with the next highest Contribution Percentage. This process will be repeated, as necessary, until the Plan satisfies the nondiscrimination test in
Article 4.7(a).

                  (ii) The process for determining a HCE's excess matching contribution requires that an "excess matching amount" first be calculated for each HCE, which is equal to the difference between (1) the amount of matching contribution actually made to his Matching Account under the Plan for the Fiscal Year, and (2) the amount determined by multiplying the


                                      4-13
maximum Contribution Percentage calculated in (i) above by such HCE's Testing Compensation. The "excess matching amounts" are then added together to arrive at an "aggregate excess matching amount". The maximum matching contribution for a HCE is then calculated by reducing the matching contributions of the HCE with the highest matching contribution (measured in actual dollars) to the extent required to (1) reduce the "aggregate excess matching amount" to zero, or (2) cause such HCE's matching contributions to equal the matching contributions of the HCE with the next highest matching contributions (measured in actual dollars). This process will be repeated as necessary until the "aggregate excess matching amount" is eliminated entirely.

                  (iii) A HCE's excess matching contribution is equal to the difference between (1) the amount of matching contribution actually made to his Matching Account under the Plan for such Fiscal Year and (2) the maximum matching contribution (measured in actual dollars) as determined in (ii) above.

            (e) Corrective Payments

                 Notwithstanding any other provisions of the Plan, excess matching contributions, plus any income and less any loss allocable thereto as determined under Article 4.8, shall be paid or forfeited in a nondiscriminatory manner and in accordance with the following procedures:

                  (i) Excess matching contributions shall be paid, if appropriate, to Participants for whom such contributions have been made during a Fiscal Year, no later than the last day of the succeeding Fiscal Year.

                  (ii) Payments of excess matching contributions will not require the consent of the Participant's spouse and will not violate outstanding Qualified Domestic Relations Orders.

                  (iii) Payments of excess matching contributions are not subject to the hardship withdrawal provisions of Article 9.10.

      4.8 Adjustment to Corrective Payments

                  Excess Deferrals, Excess Contributions, and excess matching contributions shall all be paid to the appropriate Participants, together with an investment adjustment. Such adjustment shall be computed by the Administrative Committee based on the procedures described in Article 7 to establish a proportionate crediting of Trust income or loss between the excess amounts and the amounts which are not to be returned for the Fiscal Year in which such excess occurred.


                                      4-14

      4.9 Overriding Limitations

            (a) Corrective Actions

                  When salary deferral contributions made on behalf of Participants who are HCEs are reduced for the remainder of a Fiscal Year, no matching contributions shall be made with respect to the salary deferral contributions not permitted because of such reduction.

            (b) Excess Deferrals

                  When Excess Deferrals are paid to a Participant, any matching contributions that are attributable to such Excess Deferrals shall be forfeited.

            (c) Excess Contributions

                  When Excess Contributions are paid to a Participant, any matching contributions that are attributable to such Excess Contributions shall be paid to the Participant.

            (d) Correction Period for ADP and/or ACP Test Violations

                  Failure to correct Excess Contributions and/or excess matching contributions by the close of the Fiscal Year following the Fiscal Year for which they are made shall cause the 401(k) salary deferral portion of the Plan to fail to satisfy the requirements of Code Sections 401(k)(3) and/or 401(m)(2) for the Fiscal Year for which the Excess Contributions and/or excess matching contributions were made and for all subsequent Fiscal Years that they remain in the Trust. The Member Employer shall be liable for an excise tax on the amount of the Excess Contributions and/or excess matching contributions unless they are corrected within 2-1/2 months after the close of the Fiscal Year for which they were made.

      4.10 Record Requirements

            The Member Employer shall maintain such records as may be needed to prove that for each Fiscal Year, the nondiscrimination requirements of Article
4.6 and Article 4.7 are met.

      4.11 Rollover Contributions and Direct Transfers

            (a) Rollover Contributions Permitted

                  The Administrative Committee may authorize the Trustee to accept a rollover contribution from an Eligible Employee who is or is to become a Participant, in accordance with and subject to the limitations of applicable sections of the Code. The Plan, operationally and on a nondiscriminatory basis and at the discretion of the Administrative Committee, may accept an Employee contribution of an eligible rollover distribution from a


                                      4-15
qualified plan described in Section 401(a) of the Code, excluding after-tax Employee contributions.

            (b) General Rules

                  A rollover contribution shall be made within 60 days of the Employee's receipt of the distribution and shall be made only if the trust from which such funds are distributed is a qualified trust under Code Section 501(a). A rollover contribution shall not include any amounts contributed by the Employee. An Employee may be required to furnish evidence satisfactory to the Administrative Committee that the amount to be rolled over meets all of the foregoing requirements before the Administrative Committee or Trust will accept any such rollover contribution. The Administrative Committee shall not be required to authorize the Trustee to accept a rollover contribution if acceptance of such contribution would jeopardize the tax-exempt status of the Plan or Trust or create adverse tax consequences for a Member Employer.

            (c) Rollovers Credited to Rollover Account

                  A rollover contribution shall be made in cash and shall be credited to an Eligible Employee's Rollover Account as of the date such contribution is received. In addition, the Plan may accept an in-kind rollover contribution of an outstanding promissory note that qualifies as an eligible rollover distribution made from the California Independent Bancorp 401(k) Retirement Savings Plan. Rollover Accounts shall be fully vested and shall share in Trust gains or losses pursuant to Article 7.

            (d) Investment of Rollover Contributions

                  The Trustee shall invest the contribution as part of the Trust Fund unless the Administrative Committee directs the Trustee to invest such contribution as directed by the Participant pursuant to Article 13.7.

            (e) Direct Transfer From Another Qualified Trust

                  (i) Transfers Accepted

                        The Administrative Committee may instruct the Trustee to accept on behalf of any Participant, or Eligible Employee who is to become a Participant, the direct transfer of amounts from any other trust qualified under Code Section 501(a), which is part of any plan qualified under Code Section 401(a). After receipt, the Trustee shall treat such amounts as a rollover contribution otherwise meeting the requirements of this Article 4.11. The Plan, operationally and on a nondiscriminatory basis and at the discretion of the Administrative Committee, may accept direct rollovers of eligible rollover distributions from a qualified plan described in Section 401(a) of the Code, excluding after-tax Employee contributions.


                                      4-16

                  (ii) Definitions

                        For purposes of this section, the term "qualified plan" shall mean any tax-qualified plan under Code Section 401(a). For purposes of this section, the term "direct transfer of amounts from any other trust qualified under Code Section 501(a)" shall mean:

                        (A) Amounts transferred to this Plan directly from another plan qualified under Code Section 401(a);

                        (B) Distributions from another qualified plan which are eligible rollover distributions and which are transferred pursuant to a direct rollover;

                  (iii) Certain Transfers Not Permitted

                        In no event may the Administrative Committee authorize a direct transfer from a) a defined benefit pension plan, b) a defined contribution plan subject to the minimum funding standards of Code Section 412, or c) any other defined contribution plan to which the requirements of Code
Section 401(a)(11)(A) apply with respect to such Participant or Employee, unless such a direct transfer may be made under applicable law and regulation without jeopardizing this Plan's tax-exempt status under Code Section 401(a)(11)(B).

                  (iv) Transferred Amounts Treated as Salary Deferral Accounts for Certain Plan Purposes

                        Amounts treated as elective contributions (as defined under Regulation Section 1.401(k)-1(g)(3)) which are transferred from another qualified plan in a direct transfer shall be treated as amounts in the Participant's Salary Deferral Account for purposes of Article 9.11.

            (f) Withdrawals from Rollover Accounts

                        Withdrawals from Rollover Accounts shall be permitted prior to termination of employment as provided in Article 9.10.

            (g) Non-Qualifying Rollovers and/or Non-Qualifying Direct Transfers

                        If it is later determined that a payment made pursuant to (a) and/or (e) above did not, in fact, qualify as a rollover or direct transfer under applicable Code sections and regulations or whose assets are later deemed non-qualified or "tainted," then such balance credited to the Rollover Account shall immediately be (i) segregated from all Plan assets, (ii) treated as a non-qualified trust established by and for the benefit of the Participant, and (iii) distributed to the Participant. A non-qualifying rollover or direct rollover or direct transfer shall be deemed never to have been part of the Trust.


                                      4-17

      4.12 Qualified Military Service Contributions

            Notwithstanding any provisions of this Plan to the contrary, contributions with respect to qualified military service will be provided in accordance with Code Section 414(u), as added by the Small Business Job Protection Act of 1996.


                                      4-18

                                    ARTICLE 5
                   ALLOCATION OF CONTRIBUTIONS AND FORFEITURES

      5.1 Definitions

            (a) "Annual Addition" means the sum for the Limitation Year to which the allocation pertains (whether or not allocated in such Limitation Year) of all Employer and Employee contributions allocated to the Participant's Account in this Plan for such Limitation Year and any other similar contributions to other defined contribution plans maintained by the Employer, including Excess Contributions and excess matching contributions (regardless of when corrected or returned) and Excess Deferrals if not returned or otherwise corrected by the April 15 following the calendar year in which made. "Annual Addition" also includes amounts allocated to a Participant's:

                  (i) Individual medical account (as defined in Code Section 415(1)) which is part of a pension or annuity plan maintained by the Employer, for purposes of the maximum dollar limit under Code Section 415(c)(1)(A); and

                  (ii) Separate account maintained for a Key Employee, to the extent required by the Code, which is attributable to post-retirement medical or life insurance benefits under a welfare benefit fund (as defined in Code Section 419A(d)) maintained by the Employer.

            (b) "Limitation Account" means an account expressly set up pursuant to Article 5.3(b) and maintained to hold excess Annual Addition amounts contributed in error.

            (c) "Limitation Year" means the Fiscal Year.

      5.2 Allocation Methods

            (a) Salary Deferral, Non-Elective, Special Contribution, Top-Heavy Minimum and Restoration Contributions

                  Salary deferral, non-elective, special contribution, top-heavy minimum and restoration contributions are allocated as provided in Article 4.

            (b) Member Employer Matching Allocations

                  (i) Regular Matching Allocation Method

                        A Member Employer's regular matching contributions and amounts in Limitation Accounts attributable to Matching Accounts for any Fiscal Year shall be allocated as of the last day of each calendar quarter to the Matching Accounts of all Eligible Participants of such Member Employer. The Member Employer's regular matching contribution and amounts in Limitation Accounts attributable to Matching Accounts shall be allocated as a


                                      5-1
specified dollar amount or specified percentage of an Eligible Participant's salary deferral contributions - up to a maximum percentage of Plan Compensation
- as of the last day of the calendar quarter to the Matching Account of each Eligible Participant of such Member Employer who has made salary deferral contributions during the quarter.

                  (ii) Supplemental Matching Allocation Method

                        A Member Employer's supplemental matching contribution shall be allocated as of the last day of a Fiscal Year to the Matching Accounts of all Eligible Participants of such Member Employer. The Member Employer's supplemental matching contribution shall be allocated as a specified dollar amount or specified percentage of an Eligible Participant's Plan Compensation - up to a specified maximum percentage of Plan Compensation - as of the last day of the Fiscal Year to the Matching Account of each Eligible Participant who has made salary deferral contributions during the Fiscal Year.

                  (iii) Allocation to Employees of Member Employers

                        Notwithstanding the above, the regular matching contributions, the supplemental matching contributions and amounts in Limitation Accounts attributable to Matching Accounts shall be allocated to the Accounts of Eligible Participants who are Employees of such Member Employer.

            (c) Member Employer Profit Sharing Allocation

                  (i) Allocation Method

                        Member Employer profit sharing contributions, Forfeitures, and amounts in Limitation Accounts attributable to Profit Sharing Accounts for any Fiscal Year, not including amounts paid or allocated in accordance with Article 4.5(a), shall be allocated as of the last day of such Fiscal Year to the Profit Sharing Accounts of all Eligible Participants of that Member Employer in the ratio that each such Eligible Participant's Plan Compensation bears to the aggregate Plan Compensation of all such Eligible Participants.

                  (ii) Allocation to Employees of Member Employers

                        Notwithstanding the above, the profit sharing contributions, Forfeitures, and amounts in Limitation Accounts attributable to Profit Sharing Accounts for the Fiscal Year of a Member Employer shall be allocated to the Accounts of Eligible Participants who are Employees of such Member Employer.

                  (iii) Treatment of Profit Sharing Allocations if Maximum Annual Addition Exceeded

                        Any amounts for a Fiscal Year that would otherwise result in the allocation to one or more Eligible Participants exceeding the maximum Annual Addition


                                      5-2
described under Article 5.3(a) may be treated as follows. All or any portion of such amounts may be allocated to the remaining Eligible Participants of the Member Employer in the ratio that each remaining Eligible Participant's Plan Compensation bears to the aggregate Plan Compensation of all such remaining Eligible Participants. This procedure may be repeated as necessary until the remaining profit sharing contribution has been fully exhausted.

            (d) Overriding Top-Heavy Minimum Allocation

                  Notwithstanding the other provisions of Article 5.2, for any Fiscal Year during which the Plan is a Top-Heavy Plan, the requirements of
Article 4.2(g) shall be met.

      5.3 Limitations on Annual Allocations

            (a) Limitation Amount

                  Except to the extent permitted under Article 4.5(a)(ii) and
Section 414(v) of the Code providing for catch-up contributions, if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year beginning after December 31, 2001, shall not exceed the lesser of:

                  (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

                  (ii) 100 percent of the Participant's Allowable Compensation, within the meaning of Section 415(c)(3) of the Code for the Limitation Year. The Allowable Compensation limit referred to in this subsection (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.

            (b) Treatment of Excess Annual Addition Made in Error

                  If, after the application of Article 5.2(c) above, and in the event that (as a result of a reasonable error in estimating a Participant's compensation, a reasonable error in determining the amount of elective deferrals or other limited facts and circumstances which the Internal Revenue Service finds to be applicable) an amount would otherwise be allocated which would result in the Annual Addition limitation being exceeded with respect to any Participant, the excess amount shall be eliminated:

                  (i) First, by returning to such Participant, to the extent necessary, his salary deferral contributions, if any. A return of salary deferral contributions shall include investment gains attributable to such contributions determined as provided in Article 4.8;

                  (ii) Second, by reallocating any remaining excess attributable to profit sharing and matching accounts among the applicable Accounts of all other Eligible Participants


                                      5-3
of the Member Employer for the Fiscal Year pursuant to Article 5.2, provided that the Annual Addition limitation may not be exceeded for any Eligible Participant;

                  (iii) Third, in the event that such a reallocation would cause the Annual Addition limitation to be reached with respect to all other Eligible Participants of the Member Employer, any excess profit sharing and matching amounts remaining after the reallocation required by (ii) above shall be held unallocated in a separate Limitation Account with respect to each amount and shall be reallocated among the appropriate Accounts of all Eligible Participants of the Member Employer pursuant to Article 5.2 as of the last day of the next succeeding Fiscal Year until the excess is exhausted. No allocation of contributions may be credited to the Accounts of Eligible Participants in succeeding Fiscal Years until such excess is exhausted.

      5.4 Restoration Procedures

            (a) Computing Amounts

                  In the event that a Participant's Account was improperly excluded in any Fiscal Year from an allocation of Member Employer contributions and Forfeitures pursuant to Article 5.2, such Participant's Account shall be restored to its correct status by the addition of amounts that are determined as follows:

                  (i) First, an amount will be computed on the same basis as Member Employer contributions and Forfeitures that were allocated to the Accounts of other Eligible Participants of such Member Employer under Article
5.2 in each Fiscal Year for which restoration is necessary, and

                  (ii) Second, Trust Fund income, gain or loss attributable to amounts that should have been allocated under (i) above will be computed on the same basis as Trust Fund income, gain or loss was allocated to other Participants' Accounts under Article 7 in each Fiscal Year for which restoration is necessary.

            (b) Income, Gain or Loss

                  In the event that a Participant's Account was improperly excluded in any Fiscal Year from an allocation of Trust Fund income, gain or loss pursuant to Article 7, such Participant's Account shall be restored to its correct status by the addition or subtraction of amounts that should have been allocated under Article 7 in each Fiscal Year for which restoration is necessary.

            (c) Source of Amounts

                  Such amounts shall be restored first from Forfeitures, if any; then, if necessary, the Member Employer shall contribute an amount which is necessary to fully restore


                                      5-4
each improperly excluded Account. No Member Employer contributions or Forfeitures shall be allocated pursuant to Article 5.2 to the Account of any Participant until each improperly excluded Account has been fully restored.

      5.5 Qualified Military Service Allocations

                  Notwithstanding any provisions of this Plan to the contrary, allocations of contributions with respect to qualified military service will be provided in accordance with Code Section 414(u), as added by the Small Business Job Protection Act of 1996.


                                      5-5

                                    ARTICLE 6
                               VESTING OF ACCOUNTS

      6.1 Automatic Vesting

            (a) Retirement, Death or Disability

                  The value of a Participant's Employer Account shall become fully vested when the Participant attains his Normal Retirement Date while an Employee, or upon his termination of employment by reason of death or Disability.

            (b) Employee Account

                  A Participant's Employee Account shall be fully vested at all times.

            (c) Non-Elective Account

                  A Participant's Non-Elective Account shall be fully vested at all times.

            (c) Matching Account

                  A Participant's Matching Account shall be fully vested at all times.

            (d) Special Contribution Account

                  A Participant's Special Contribution Account under Article 4.2(e) shall be 100% vested at all times.

      6.2 Vesting Based on Service

                  Except as otherwise provided in Article 6.1 and Article 15.3, a Participant's Profit Sharing Account shall become vested in accordance with the following schedule if such schedule results in a greater vested percentage than the percentage otherwise applicable at any time:

            Years of Service                        Vested Percentage
           ----------------------------------------------------------
           Less than 2 years                                0%
                2 years                                    20%
                3 years                                    40%
                4 years                                    60%
                5 years                                    80%
            6 years or more                               100%

      6.3 Years of Service for Vesting

            (a) Year of Service


                                      6-1

                  An Employee shall be credited with one year of Service for each Fiscal Year in which he has at least 1,000 Hours of Service.

            (b) Termination Prior to Vesting

                  If the vested percentage applicable to a Participant's Employer Account is 0% at the time his Service terminates, his Service prior to such termination shall be disregarded for vesting purposes if he is reemployed after he has incurred 5 consecutive Breaks in Service.

            (c) Service Prior to Break in Service

                  If an Employee is reemployed after a Break in Service, Service prior to the Break in Service shall not be credited for purposes of vesting until he has completed one year of Service after his reemployment.

      6.4 Forfeitures and Restorations

            (a) Timing of Forfeitures

                  Any remainder of a terminating Participant's Account which is not vested shall be forfeited on the earliest to occur of the following dates:

                  (i) The date of termination of the Participant, provided that this date applies only if the Participant did not then have a vested interest in his Account;

                  (ii) The date on which the terminated Participant receives payment of his vested interest;

                  (iii) The date on which the Participant completes five consecutive one year Breaks in Service.

            (b) Profit Sharing Forfeitures Used to Pay Expenses of the Plan and Trust In Current Fiscal Year

                  Effective January 1, 2003, Forfeitures attributable to Profit Sharing Accounts during a Fiscal Year which are not used to restore Participants' Accounts as of the last day of such Fiscal Year shall be used to pay administrative expenses of the Plan and Trust.

            (c) Reemployment After Forfeiture

                  If a Participant is reemployed before incurring 5 consecutive Breaks in Service, any amounts forfeited shall be treated as follows:

                  (i) Restoration If No Distribution. In the event a Participant did not receive a distribution of his vested interest, any amounts previously forfeited shall be fully restored as provided in (iv) below and shall be recredited to the Participant's Account as of his reemployment date.


                                      6-2

                  (ii) Restoration If Total Distribution Repaid. In the event a distribution of a Participant's entire vested Account was made to him, the forfeited amount shall be fully restored as provided in (iv) below if he makes an after-tax contribution (which shall not be subject to Code Section 401(m)) of the full amount of the prior distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier. If the Participant does not make such contribution by that date, the forfeited amount will not be restored.

                  (iii) Full Restoration in Event of Partial Distribution. In the event a distribution was made to the Participant of less than his entire vested interest, his forfeited amount shall be fully restored as provided in
(iv) below if he makes a rollover contribution associated with a distribution previously made from this Plan or an after-tax contribution (which shall not be subject to Code Section 401(m)) of the full amount of the prior partial distribution before the date which is 5 years after he is reemployed by the Employer or before the date on which he incurs 5 consecutive Breaks in Service, if earlier.

                  (iv) Source of Restored Amounts. Forfeited amounts to be restored for any Fiscal Year may be restored from Forfeitures as of the last day of the Fiscal Year, from additional Member Employer contributions for such Fiscal Year, from Trust income, or from a combination of these methods, as determined by the Committee.

            (d) No Partial Repayments Permitted

                  A Participant shall not be permitted to repay part of a distribution.

            (e) No Restoration After 5 Consecutive Breaks in Service

                  If a Participant is reemployed after 5 consecutive Breaks in Service, no portion of his non-vested Account shall be restored, and any undistributed vested interest shall be maintained as a separate fully vested Account.

      6.5 No Divestment

                  Except as provided under Article 6.7 and Article 15.8, a Participant's vested rights shall not be subject to divestment for any reason.

      6.6 Amendment to Vesting

            (a) No Loss of Vested Percentage for Participants Prior to Amendment

                  Notwithstanding any other provisions of this Article 6, the vested percentage of an individual who was a Participant immediately preceding the effective date of any amendment to the Plan is determined by the provisions of the Plan existing immediately


                                      6-3
prior to such amendment if such provisions provide a greater vested percentage at any relevant time.

            (b) Participant Election

                  If the Plan's vesting schedule should be amended, then each Participant who has completed at least three (3) years of Service under this
Article 6 may elect to have his vested percentage computed under the prior vesting schedule. The Participant must file his election with the Plan Administrator within sixty (60) days of the latest of: (a) the Sponsoring Employer's adoption of the amendment, (b) the effective date of the amendment, or (c) the receipt of a copy of the amendment. The Plan Administrator shall forward appropriate forms for such election to each affected Participant. The election does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the prior schedule.

      6.7 Lost Participants

            (a) Participant's Account

                  If all or a portion of a Participant's Account becomes payable under Article 9 and the Administrative Committee, after a reasonable search, cannot locate the Participant or his Beneficiary (if such Beneficiary is entitled to payment), the vested Account shall remain in the Plan for a sufficient period of time so that the Administrative Committee can conduct a reasonable search for the Participant (or Beneficiary if the Beneficiary is entitled to payment) using the methods described in Article 6.7(b). If the Administrative Committee cannot locate the Participant or Beneficiary and has received notice from one of the searching organizations that the Participant or Beneficiary is unable to be located, the Participant or Beneficiary shall be deemed to be "lost". The Administrative Committee may direct that the lost Participant's Account be forfeited. Any amount that is forfeited from a Participant's Profit Sharing Account, Salary Deferral Account, Non-Elective Account, Rollover Account, Matching and Special Contribution Account may be used to pay Plan expenses as of the last day of the Fiscal Year after the Fiscal Year in which the Participant or Beneficiary is deemed to be "lost".

            (b) Search for Participants

                  The Administrative Committee shall make a reasonable attempt to find such a Participant or Beneficiary (if the Beneficiary is entitled to payment) by sending a registered letter, return receipt requested, to the last known address, and by securing any assistance available from the Internal Revenue Service and the Social Security Administration or a private search firm, if feasible. The Administrative Committee shall use at least two services in attempting to locate a missing Plan Participant or Beneficiary.


                                      6-4

            (c) Restoration

                  If an Account is forfeited under this Article 6.7, and the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Administrative Committee, the Administrative Committee shall cause the vested Account, equal to the amount that was forfeited under this Article 6, to be restored.


                                      6-5

                                    ARTICLE 7
                       ALLOCATION OF TRUST INCOME OR LOSS

      7.1 Determination of Net Income

            As of each Valuation Date, the Administrative Committee shall determine the net income or loss of the Trust Fund based on a statement from the Trustee of the receipts and disbursements of the Trust Fund since the immediately preceding Valuation Date and of the fair market value of the Trust Fund as of the Valuation Date. The net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust assets, interest income, dividends and other income and gains (or losses) attributable to Trust assets since the preceding Valuation Date, reduced by any expenses charged to the Trust assets for that Fiscal Year. If one or more separate investment funds have been established as provided in Article 13, each investment fund shall be valued separately on each Valuation Date and the net income or loss of each investment fund shall be allocated to each Account invested in such investment fund.

      7.2 Valuation

            As of each Valuation Date and prior to any allocation of contributions and Forfeitures to be made as of such Valuation Date, the net income or loss of the General Trust Fund since the immediately preceding Valuation Date, including net appreciation or depreciation and excluding any expenses paid by the Trust, shall be allocated to each Account in the ratio that the value, as of the immediately preceding Valuation Date, of each such Account invested in the General Trust Fund bears to the value, as of the immediately preceding Valuation Date, of all Accounts invested in the General Trust Fund. If one or more separate investment funds have been established, the net income or loss of each fund shall be allocated to each Account invested in such investment fund in proportion to the value of each Account invested in such investment fund as of the immediately preceding Valuation Date. The Administrative Committee shall adopt equitable procedures to establish a proportionate crediting of Trust income or loss to those portions of Participants' Accounts in the case of contributions, transfers, loans, rollovers or withdrawals that have occurred in the interim period since the immediately preceding Valuation Date. Amounts held in Limitation Accounts established pursuant to Article 5.3 shall not share in Trust Fund income or loss.


                                      7-1

      7.3 Valuation of Segregated Accounts

            The portion of any Participant's Account invested on a segregated basis as provided in Article 13.7 shall be valued separately on each Valuation Date and the net income or loss allocated to such Account shall be based on the assets, including income, gain, loss and/or other change in value of the assets constituting such portion of the Account.

      7.4 Valuation Dates

            The General Trust Fund, any separate investment funds and any segregated Accounts shall be valued as of the last day of each Fiscal Year and as of any other date the Administrative Committee directs the Trustee to value the Trust Fund, the separate investment funds and any segregated Accounts, as provided in Article 7.5. Notwithstanding the preceding sentence, any Account or portion of an Account invested on a segregated basis or in a separate investment fund may be valued as frequently as daily, provided that the Administrative Committee has adopted equitable procedures for valuing such Accounts. The Valuation Date may include any day during the Fiscal Year that the Trustee, any transfer agent appointed by the Trustee or the Member Employer and any stock exchange used by such agent or Trustee are open for business.

      7.5 Special Valuation Dates at Administrative Committee Discretion

            The Administrative Committee may direct the Trustee to determine the fair market value of the Trust Fund and may make a determination of Trust income or loss as of any date other than the last day of a Fiscal Year. If the allocation of such Trust income or loss will produce a significant change in the value of Participants' Accounts, and if such valuation shall affect a distribution, then such date shall thereupon be deemed a Valuation Date, and Trust income or loss shall be allocated to Participants' Accounts in accordance with the provisions of Article 7.2.

      7.6 Accounts to be Valued

            All sub-accounts of all Participants' Accounts shall be valued at each Valuation Date.


                                      7-2

                                    ARTICLE 8
                             PARTICIPANTS' ACCOUNTS

      8.1 Separate Accounts

                  The Administrative Committee shall open and maintain a separate Account for each Participant. Each Participant's Account shall reflect the amounts allocated thereto and distributed therefrom and such other information as affects the value of such Account pursuant to this Plan and Trust Agreement. The Administrative Committee may maintain records of Accounts to the nearest whole dollar.

      8.2 Statement of Accounts

                  As soon as practicable after the end of each calendar quarter, the Administrative Committee shall furnish to each Participant a statement of his Account, determined as of the end of such quarter. Upon the discovery of any error or miscalculation in an Account, the Administrative Committee shall correct it, to the extent correction is practically feasible. Statements to Participants are for reporting purposes only, and no allocation, valuation or statement shall vest any right or title in any part of the Trust Fund, nor require any segregation of Trust assets, except as is specifically provided in this Plan and the Trust Agreement.

      8.3 Valuation of Account When Payment Due

            (a) Accounts Which Are Not Segregated and Not Valued Daily

                  (i) When employment is terminating and payment is not deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding his distribution date plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account, subject to the special valuation procedures of Article 7.5.

                  (ii) When employment is not terminating, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately preceding the date of request for payment plus any contributions subsequently credited to such Account and less any distributions subsequently made from the Account.

                  (iii) When employment has terminated and payment has been deferred, the amount of the payment shall be based on the value of the Participant's Account as of the Valuation Date immediately following the date of request for payment.


                                      8-1

            (b) Segregated Accounts and Separate Investment Fund Accounts Valued Daily

                  Payment to a Participant shall be based on the value of his segregated Account at the date of distribution. The value of his segregated Account shall be the current fair market value, including any income or loss, of the property constituting such segregated Account. Any payment from a separate investment fund shall be based on the value of the Participant's Account in such separate investment fund at the date of distribution, if the separate investment fund is valued on a daily basis.


                                      8-2

                                    ARTICLE 9
                          DISTRIBUTIONS AND WITHDRAWALS

      9.1 General

            (a) Benefits Distributed Solely From Trust

              Benefits under the Plan shall be distributed solely from the Trust. The Member Employers have no liability or responsibility for Plan benefits or for the Trust.

            (b) Events Permitting Distribution

              No distribution shall be made or commenced prior to the Participant's termination of employment, except as required under Article 9.3(e), as permitted under Articles 16.2 and 16.3, and except for withdrawals in accordance with Article 9.10 (including a withdrawal on or after a Participant's Normal Retirement Date). Distributions can also be made upon termination of the Plan subject to the provisions of Article 9.11. Effective for distributions on or after January 1, 2002, the Plan also provides that a Participant's salary deferral contributions, Member Employer qualified non-elective contributions, Member Employer qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distribution, other than provisions that require a separation from Service before such amounts may be distributed. This provision applies for severances from employment occurring on or after January 1, 2003. Any contradictory provisions of Article 9.11 are hereby superseded.

            (c) Minimum Distribution Rules Apply

              Effective January 1, 2003, all distributions from the Plan will be made in accordance with Code Section 401(a)(9) and the regulations thereunder including the incidental death benefit requirements of Code Section 401(a)(9)(G) and final regulations 1.401(a)(9)-2 through 1.401(a)(9)-9. The provisions of Code Section 401(a)(9) shall override any distribution option under the Plan which might be inconsistent with such provisions and the final regulations. The provisions of the final Treasury regulations under Code Section 401(a)(9) are adopted as provided in Appendix A.

            (d) Amount of Distribution

              A distribution to a Participant shall be made solely from his Account. When a distribution is to be made, his Account shall be valued in accordance with Article 8.3 and shall be adjusted for any outstanding loan amounts accounted for as separate loan Accounts pursuant to Article 13.6. Any reduction of the Account balance shall be used as repayment of the



                                      9-1
loan if the full amount of the outstanding loan principal, accrued interest and loan fees (if applicable) have not been paid prior to distribution under Article
9. The amount to be paid to him shall be based on his vested interest as determined in this Article 6.

            (e) Adoption of Final 2002 IRS Regulations

              With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2003, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were finalized on April 16, 2002, as set out in Article 9.13 and Appendix A.

      9.2 Administrative Rules

            (a) Authority

              Distributions shall be made by the Trustee only in accordance with the directions of the Administrative Committee. The Administrative Committee has the authority to direct the distributions in accordance with the terms and conditions of the Plan and the Trust Agreement, but the Administrative Committee shall have no power of discretion or consent with regard to a Participant's or Beneficiary's choice of the form or timing of a distribution, except as specifically stated herein or to the extent that the Administrative Committee is constrained by the options available under the Plan or by the requirements of law or regulation.

            (b) Claims

              A Participant, Beneficiary or Alternate Payee has the right to file a claim for benefits as set forth in Article 12.

            (c) Spousal Consent Not Required

              If a Participant is married, Spousal Consent is not required prior to a distribution being made under this Article 9.

      9.3 Timing of Distributions

            (a) Automatic Cashout of Amounts of $5,000 or Less

              If the Participant's vested Account does not exceed $5,000 or such higher amount allowed in accordance with Code Section 411(a)(11), distribution shall be made in a lump sum in cash as soon as practicable after the amount can be determined in accordance with Article 8.3, but no such distribution is permitted after the Annuity Starting Date unless the Participant consents in writing to such distribution.



                                      9-2

            (b) Amounts Over $5,000

              If the Participant's vested Account does not meet the automatic cashout requirements of Article 9.3(a), the Participant may elect to:

              (i) Commence distributions as soon as practicable after the amount can be determined or distributions upon Plan termination), or

              (ii) Defer receipt of payments in accordance with (e) below.

                  (A) Latest Payment Permitted If No Deferral Elected

                    Unless otherwise elected by the Participant under (e) below, the payment of benefits under the Plan to the Participant will begin not later than the 60th day after the end of the Fiscal Year in which the latest of the following occurs:

                    (1) The date on which the Participant attains the earlier of Age 55 or his Normal Retirement Date,

                    (2) The date which is the 10th anniversary of his commencement of participation in the Plan, or

                    (3) The date of termination of his Service with the Employer.

            However, if the amount of the payment cannot be ascertained and/or the Participant cannot be located by the date required above, payment shall be made within 60 days after all of these facts are known.

                  (B) Earliest Payment Permitted If No Consent

                    Notwithstanding the foregoing, no payments may be made to a Participant prior to his Normal Retirement Date or his 62nd birthday, whichever is later, if his vested Account does not meet the automatic cashout requirements of Article 9.3(a), unless the written consent of the Participant is obtained by the Administrative Committee within the 90-day period prior to commencement of the distribution.

            (c) Rollover Accounts Excluded in Determining Account Value

              For distributions made after December 31, 2001, for purposes of Articles 9.3(a) and 9.3(b), the value of a Participant's nonforfeitable Account balance shall be determined without regard to that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code. If the value of the Participant's nonforfeitable Account balance as so determined is $5,000 or less, the Plan shall immediately distribute the Participant's entire nonforfeitable Account balance, as described above.



                                      9-3

            (d) Information and Rights

              The following applies to the Participant's written consent:

              (i) The Participant must be informed of his right to defer receipt of the distribution. If a Participant fails to consent, it shall be deemed an election to defer commencement of the distribution.

              (ii) Notice of the rights specified herein shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

              (iii) Written consent of the Participant to the distribution must not be made before the Participant receives the notices and must not be made more than 90 days before the first day on which all events have occurred which entitle the Participant to such distribution.

              (iv) No consent shall be valid if a significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

              (v) If a distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such distribution may commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                  (A) The Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                  (B) The Participant, after receiving the notice, affirmatively elects a distribution.

            (e) Deferring Distributions

              A Participant who meets the requirements of Article 9.3(b) may defer the commencement of a distribution by providing the Administrative Committee with a written, signed notice specifying the date on which the distribution is to commence and the distribution method to be used, provided that:

              (i) No distribution method chosen by the Participant shall provide any payment in an amount less than that required under Article 9.6; and

              (ii) Deferred distributions shall commence no later than the April 1 following the last day of the calendar year in which a Participant attains age 70-1/2. Notwithstanding the preceding, a Participant (other than a 5% Owner) who has attained age 70-1/2 and who is still employed by the Employer MAY postpone the commencement of distributions until no later than the April 1 following the last day of the calendar year in which he terminates



                                      9-4
from Service, and he shall make this election in writing by April 1 of the calendar year following the calendar year in which he attains age 70-1/2. Effective for distributions on or after January 1, 2003, distributions shall be made in accordance with the terms of the 2002 final IRS regulations described in Articles 9.1(e) and 9.13 and set out in Appendix A.

      9.4 Treatment of Deferred Amounts

              (a) Deferred Cash Distributions

                  Where the distribution of all or any portion of a Participant's Account is to be deferred in the form of cash, the vested portion shall continue to be held and invested as an unsegregated Account of the Trust or as a segregated directed investment Account or as an Account in an investment fund pursuant to Article 13.7 subject to revaluation as provided in Article 7. However, at the written request of a Participant or his Beneficiary, such Account shall be transferred to a federally insured savings account, to a certificate of deposit, to a money market certificate or to another similar instrument which is acceptable to the Administrative Committee and Trustee and which shall be part of this Trust and subject to all the provisions hereof. Interest earned by any such federally insured savings account, certificate of deposit, money market certificate or similar instrument shall be credited to such Participant's Account.

              (b) No Participant Consent or Failure to Locate Participant

                  If a Participant's vested Account exceeds $5,000 and he or she fails to consent to a distribution before attaining age 62, or if a Participant cannot be located, his entire vested Account may be segregated and invested in assets as determined by the Administrative Committee.

      9.5 Methods of Distribution

              (a) Methods

                  Distribution to any Participant or Beneficiary shall be made, in whole or in part:

                  (i) In a lump sum in cash;

                  (ii) In cash installments, but only if required by the required minimum distribution rules under Code Section 401(a)(9) and limited to one payment per calendar year.

              (b) Timing

                  If the amount of a distribution cannot be determined by the date specified under Article 9.3, payment of benefits, retroactive to such date, shall be made or shall begin no



                                      9-5
later than 60 days after the earliest date on which the amount of the distribution can be determined.

      9.6 Distribution in Periodic Payments

              (a) Minimum Distributions

                If the distribution to a Participant includes periodic payments, the amounts shall be calculated in accordance with the life expectancy of the Participant or life expectancies of the Participant and his Beneficiary. As provided in Article 9.1, the provisions of Code Section 401(a)(9) shall govern the minimum amount of distributions payable. For purposes of the computation of minimum distributions, the life expectancy of a Participant and his spouse may be redetermined annually, to the extent permitted by applicable law and regulation.

              (b) Adoption of 2002 Final IRS Regulations

                Effective for distributions made on or after January 1, 2003, minimum distributions shall be made in accordance with the terms of the 2002 final IRS regulations, as specified in Article 9.1(e) and set out in Appendix A.

      9.7 Distribution Upon Death of Participant

              (a) Distribution Made to Participant's Beneficiary

                The vested portion of a Participant's Account which remains at his death shall be distributed to the Participant's Beneficiary in accordance with the provisions of this Article 9.7 or with the terms of the 2002 final IRS regulations for distributions on or after January 1, 2003.

              (b) General Rules

                (i) If distribution to the Participant has commenced as periodic payments and such Participant dies before receiving his entire vested interest, then the remaining undistributed vested interest shall be distributed in accordance with the 2002 Treasury regulations, as set out in Article 9.1(e) and Appendix A.

                (ii) If a Participant dies before distributions have commenced, his vested Account shall be distributed in a single lump sum payment in cash within 5 years after the death of the Participant.

                  (A) If the Beneficiary is the deceased Participant's surviving spouse, distributions may be deferred until the date on which the Participant would have attained age 70-1/2, and



                                      9-6

                  (B) If such surviving spouse dies before receiving any distributions, the provisions of this Article 9.7 shall be applied as if such spouse were the Participant.

                (iii) Notwithstanding the foregoing, if a Participant dies before distributions have commenced and the vested amount in his Account meets the automatic cashout requirements of Article 9.3(a), payment will be made in a lump sum to his Beneficiary.

                (iv) Any security interest held by the Plan by reason of a Participant loan shall be taken into account in determining the amount of the payment. A reduction of the vested Account payable shall be used to repay the loan prior to payment.

      9.8 Distributions to Minors or Legally Incompetents

            In the case of any distribution to a minor or to a legally incompetent person, the Administrative Committee may (1) direct the Trustee to make the distribution for his benefit directly to his legal representative or legal guardian, or if none, to a designated relative, to a responsible adult with whom the minor maintains his residence, or to the custodian of such minor under the Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the state in which the minor resides; or (2) instruct the Trustee to use the distribution directly for his support, maintenance, or education. The Trustee shall not be required to oversee the application, by any third party, of any distributions made pursuant to this Article 9.8. Any such payment to the legal guardian or legal representative, to a designated relative or to a custodian shall fully discharge the Trustee, the Member Employers and the Plan from further liability on account thereof. Distributions made under this Article
9.8 shall be in accordance with the provisions of this Article 9.

      9.9 Tax Information To Be Provided

            The Administrative Committee shall provide to each Participant, Beneficiary or Alternate Payee who receives an eligible rollover distribution (as defined in Code Section 402(f)), at the time such distribution is made, a written explanation of the (1) provisions under which the distribution will not be subject to tax if timely transferred to an eligible retirement plan, and (2) if applicable, provisions regarding the availability of capital gains and 10-year averaging or 5-year averaging tax treatment of the distribution.



                                      9-7

      9.10 In Service Withdrawals or Distributions

            (a) Withdrawals Permitted for Hardship

                (i) At the request of a Participant, the Administrative Committee shall authorize a withdrawal at any time from his Salary Deferral or Rollover Account, provided that authorization for such withdrawal and the amount thereof shall be given only on account of hardship incurred by the Participant which imposes immediate and heavy financial needs which may not reasonably be met by the Participant's other resources. The withdrawal must be necessary to satisfy the financial need, but shall not exceed the amount required to meet the immediate financial need created by the hardship including any taxes or penalties created by such withdrawal. The amount which may be withdrawn from such Participant's Salary Deferral Account shall not exceed the lesser of:

                  (A) The value of his Salary Deferral Account; or

                  (B) The total of the salary deferral contributions made for the Participant, less any amounts subsequently withdrawn.

            (ii) A distribution shall be deemed to be due to an immediate and heavy financial need if it is on account of:

                  (A) Medical expenses incurred or anticipated by the Employee or his spouse or other dependent or the need of these persons to obtain medical care;

                  (B) Costs directly related to the purchase (excluding mortgage payments) of the Employee's principal residence;

                  (C) Payment of tuition and related educational fees for the next 12 months of post-secondary education for the Employee or his spouse or dependents;

                  (D) The need to prevent the eviction from or the foreclosure on the mortgage of the Employee's principal residence;

                  (E) Payment of funeral expenses of a family member of the Participant; or

                  (F) Such other needs to be added by the Commissioner of Internal Revenue .

            (iii) A distribution shall be treated as necessary to satisfy a financial need if the Employee represents that the need cannot be relieved:

                  (A) Through reimbursement or compensation by insurance or otherwise;

                  (B) By liquidation of the Employee's assets to the extent that such liquidation would not cause an immediate and heavy financial need;



                                      9-8

                  (C) By cessation of elective contributions under the Plan; or

                  (D) By other distributions or loans from this Plan or any other plan or by borrowing from commercial sources on reasonable terms unless the effect of such loan would be to increase the amount of the need.

            (b) Withdrawals Permitted Without Hardship

              A Participant may withdraw amounts from the Trust regardless of hardship by giving the Administrative Committee notice of his intention to make such a withdrawal at least 30 days prior to the withdrawal, in accordance with the following:

              (i) A Participant may make only one in-service withdrawal per lifetime under this section (b).

              (ii) A Participant may withdraw an amount up to his total vested Account balance (exclusive of his Salary Deferral Account) for any reason, provided that he has attained Normal Retirement Age (age 55).

              (iii) A Participant who has attained age 59-1/2 may withdraw an amount up to his total vested Account balance.

            (c) Consent Required

              All withdrawals are subject to written Participant Consent to the extent required by applicable law and regulation. No Spousal Consent is required.

            (d) Withdrawal Charged to Participant's Account

              The Administrative Committee shall direct the Trustee to make a distribution to a Participant of the amount which such Participant is eligible to withdraw, and the amount of such withdrawal shall be charged by the Administrative Committee against the Matching, Profit Sharing, Salary Deferral, Non-Elective, Rollover or Special Contribution Accounts of the Participant. Withdrawals under this Article 9.10 will be charged against the Participant's Account as of the specified date of withdrawal, but no interest or other income credit shall accrue with respect to such amounts to be withdrawn on account of any period elapsing between the withdrawal date and the actual date of payment for Accounts which are not segregated or valued daily.

            (e) Administrative Committee Establishes Rules

              The Administrative Committee has the power to establish uniform and nondiscriminatory rules and from time to time to modify or change such rules governing the manner and method by which in service withdrawals may be made.



                                      9-9

      9.11 Limitations on Distributions Upon Plan Termination

            Distributions of a Participant's Salary Deferral and Non-Elective Accounts (and Rollover Account to the extent such Rollover Account is attributable to a Participant's elective contributions, to qualified non-elective contributions, to qualified matching contributions allocated to his Account under Regulation Section 1.401(k)-1(g)) upon termination of the Plan shall not commence prior to the Participant's termination of employment or his attainment of age 59-1/2, except for hardship withdrawals in accordance with
Article 9.10, unless payment is made in a lump sum and (i) no successor defined contribution plan (as defined in IRS regulations) is adopted; (ii) the only successor plan (as defined in IRS regulations) is an ESOP as defined in Code
Section 4975(e)(7); or (iii) the distribution is:

            (a) After the date of sale of all Member Employer assets used in its trade or business to a non-Affiliated Employer by whom the Participant is still employed;

            (b) After the date of sale of an incorporated Affiliated Employer's interest in a subsidiary by whom the Participant is employed; or

            (c) Otherwise permitted by applicable law and regulations.

            For purposes of this Article 9.11, the term Affiliated Employer means any employer that is part of a controlled group or an affiliated service group (as defined in Code Sections 414(b), (c) or (m)) which includes the Member Employer. The EGTRRA provisions set out in Article 9.1(b) shall supersede any contradictory provisions set out in this Article 9.11.

      9.12 Direct Rollovers

            (a) In General

              Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Article 9, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

            (b) Definitions Pertaining to Direct Rollovers

              (i) ELIGIBLE ROLLOVER DISTRIBUTION: An eligible rollover distribution is any distribution to a distributee of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does NOT include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee' s designated Beneficiary, or for a specified period of ten years or



                                      9-10
more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities); any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) for withdrawals after December 31, 1999. Effective for distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution, and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

              (ii) ELIGIBLE RETIREMENT PLAN: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an annuity plan described in Section 403(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is only an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, an eligible retirement plan shall also mean an annuity contract described in
Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. Effective for distributions made after December 31, 2001, the definition of eligible retirement plan set out in this section shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in
Section 414(p) of the Code.

              (iii) DISTRIBUTEE: A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the Alternate Payee under a



                                      9-11

Qualified Domestic Relations Order are distributees with regard to the interest of the spouse or former spouse.

              (iv) DIRECT ROLLOVER: A direct rollover is a payment by the Plan to the eligible retirement plan specified by distributee.

      9.13 Adoption of Final Treasury Regulations Regarding Minimum Distributions Under Code Section 401(a)(9)

            Minimum distributions shall be made in accordance with the terms of the 2002 final Treasury regulations under Code Section 401(a)(9). The Sponsoring Employer adopts the language of an IRS-prescribed Model Amendment as set out in Appendix A.





                                      9-12

                                   ARTICLE 10
                                     SERVICE

      10.1 Definitions

            (a) "Service" means an Employee's total period of employment with the Employer, including employment with the following entities: HomeFed Bank (all service before May 24, 1993), US Bank (all service before February 9,
1995), CalFed Bank ( all service before August 28, 1999), Wells Fargo Bank branches that were purchased by the Sponsoring Employer (all service before February 24, 1997), Tehama Bank (all service before the March 9, 2001 merger with the Sponsoring Employer) and Feather River State Bank (all service before January 6, 2004). Throughout this Article 10, Employer shall include an Associated Employer and any predecessor entity. For the purpose of eligibility, "Service" shall mean that period of time beginning on the date an Employee is first credited with an Hour of Service with the Employer and ending on the Employee's Severance from Service Date; in addition, if an Employee severs from Service with the Employer and is reemployed by the Employer within twelve (12) months, his Service shall also include all days between his termination of employment and his subsequent reemployment. For eligibility purposes, an Employee's Service shall be determined without regard to whether he is a Participant or an Eligible Employee during his period of employment with the Employer, and shall be expressed in years and portions of years and shall be measured in cumulative daily increments, including holidays, weekends, and other non-working days.

            (b) "Hour of Service" means:

              (i) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer.

              (ii) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed regardless of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence; provided that no Hours of Service shall be credited to an Employee:

                (A) For a period during which no duties are performed if payment is made or due under a plan maintained solely for purpose of complying with applicable workers compensation, unemployment compensation, or disability insurance laws;

                (B) On account of any payment made or due an Employee solely as reimbursement for medical or medically related expenses incurred by the Employee.


                                      10-1

            (iii) Each hour not otherwise credited under the Plan for which back pay, irrespective of mitigation of damages, has either been awarded or agreed to by the Employer. Such hours are to be credited to the period or periods to which the award or agreement pertains. If this provision results in an Employee becoming an Eligible Participant for a Fiscal Year in which he was not otherwise an Eligible Participant under Article 5 or if this provision results in an increase in the vested percentage applicable to a Participant's Account which has been forfeited under Article 6, the Administrative Committee shall establish equitable procedures for determining and allocating any resulting amounts to such Employee's Account.

            (iv) Solely for purposes of determining whether a Break in Service has occurred for purposes of Article 6, each hour not otherwise credited under the Plan that would have been credited if the Employee had not been absent:

              (A) By reason of pregnancy or the birth of a child of the Employee;

              (B) By reason of the placement of a child with the Employee in connection with his adoption of such child; or

              (C) For purposes of caring for any such child for a period beginning immediately following such birth or placement.

              In any case in which the Employer is unable to determine the number of hours which would otherwise normally have been credited to such Employee (but for such absence), such individual shall be credited with 8 Hours of Service for each day of such absence. The hours described in this Article 10.l(b)(iv) shall be treated as Hours of Service only in the Fiscal Year or Eligibility Computation Period in which the absence from work begins if the Employee would thereby be prevented from incurring a Break in Service in such Fiscal Year or Eligibility Computation Period, in any other case, in the next following Fiscal Year or Eligibility Computation Period.

            (v) Solely for purposes of determining whether a Break in Service has occurred, each hour not otherwise credited under the Plan that would be credited if the Employee had not been absent:

                (A) Because of the birth of a son or daughter of the Employee and in order to care for such son or daughter.

                (B) Because of the placement of a son or daughter with the Employee for adoption or foster care.

                (C) In order to care for the spouse, or a son, daughter or parent of the Employee, if such spouse, son, daughter or parent has a serious health condition.



                                      10-2

                (D) Because of a serious health condition that makes the Employee unable to perform the functions of the position of such Employee.

                The Employee is entitled to have Hours of Service credited to prevent a Break in Service from occurring for a total of twelve work weeks if he had been employed by the Employer for at least 12 months prior to the leave and had worked at least 1,250 hours in the 12-month period immediately prior to the leave. These provisions shall be interpreted in accordance with regulations issued relative to the Family and Medical Leave Act of 1993 (FMLA), if the FMLA is applicable to the Member Employer.

              (vi) Each hour for any period during which an Employee is not paid but is on an approved leave of absence, military duty or is temporarily laid off, provided that the Employee:

                (A) Returns to the employ of the Employer immediately after the expiration of the leave or layoff, or in the case of military duty, within 120 days or such longer period as may be prescribed by applicable law, after first becoming eligible for military discharge, and

                (B) Remains in the employ of the Employer for at least 30 days after such return, or

                (C) Fails to return or remain employed as provided above by reason of his death, Disability or Normal Retirement.

                Hours credited for such periods shall be based on a 40-hour week or, if different, on the Employee's normally scheduled hours per week. However, if the Employee fails to return to the employ of the Employer or to remain in the employ of the Employer for at least 30 days after his return for reasons other than his death, Disability or Normal Retirement, then his original leave date shall be deemed to be his termination date.

              (vii) Notwithstanding the foregoing, an Employee's Hours of Service shall be credited as required by the terms of the Uniformed Services Employment and Re-employment Act of 1994 (USERRA), the Small Business Job Protection Act of 1996 (SBJPA) and the Family and Medical Leave Act of 1993
(FMLA), if these statutes provide more generous crediting of Service than the provisions of this Article 10.

              (viii) No more than 501 Hours of Service shall be credited under
Article 10.l(b), subsections (ii), (iii), (iv) or (v) to an Employee on account of any single continuous period of time during which the Employee performs no duties for the Employer.



                                      10-3

      10.2 Crediting of Hours Subject to DOL Regulation

            The calculation of the number of Hours of Service to be credited under Article 10.1(b), subsections (ii) and (iii) for periods during which no duties are performed, and the crediting of such Hours of Service to periods of time for purposes of computations under the Plan, shall be determined by the Administrative Committee in accordance with the rules set forth in the Department of Labor Regulation Section 2530-200b-2, paragraphs (b) and (c), which rules shall be consistently applied with respect to all employees within the same job classifications.

      10.3 Hours of Service Equivalency

            Hours of Service for Employees under Article 10.1(b), subsections
(i), (ii) and (iii) shall be determined by crediting each Employee with 190 Hours of Service for each month in which the Employee would have been credited with at least 1 Hour of Service under Article 10.l(b), subsections (i), (ii) or
(iii). However, for classes of Employees paid on an hourly basis and for Employees for whom records of hours are maintained, Hours of Service under
Article 10.1(b), subsections (i), (ii) and (iii) shall be determined on the basis of hours for which Plan Compensation is paid or due.

      10.4 Qualified Military Service Credited

            Notwithstanding any provisions of this Plan to the contrary, Service credit with respect to qualified military service will be provided in accordance with Code Section 414(u), as added by the Small Business Job Protection Act of 1996.




                                      10-4

                                   ARTICLE 11
                            FIDUCIARY RESPONSIBILITY

      11.1 Named Fiduciaries

            The authority to control and manage the operation and administration of the Plan shall be allocated as provided in this Plan and the Trust Agreement between the Trustee, the Member Employers, the Administrative Committee, and the Investment Committee, all of whom are named fiduciaries under ERISA. In addition, procedures for the appointment of another fiduciary, an investment manager, are set forth in Article 13.5.

      11.2 Fiduciary Standards

            Each fiduciary shall discharge its duties with respect to the Plan solely in the interest of the Participants and Beneficiaries as follows:

            (a) For the exclusive purpose of providing benefits to Participants and their Beneficiaries;

            (b) With the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

            (c) By diversifying the investments of the Trust Fund so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

            (d) In accordance with this Plan and Trust Agreement.

      11.3 Fiduciaries Liable for Breach of Duty

            A fiduciary shall be liable, as provided in ERISA, for any breach of his fiduciary responsibilities. In addition, a fiduciary under this Plan shall be liable for a breach of fiduciary responsibility of another fiduciary under this Plan as provided under ERISA Section 405.

      11.4 Fiduciary May Employ Agents

            Any person or group of persons may serve in more than one fiduciary capacity with regard to the Plan. A fiduciary other than the Trustee may, with the consent of the Sponsoring Employer, employ one or more persons to render advice and assistance with regard to any function such fiduciary has under the Plan. The expenses of such persons shall be paid by the Trust if not paid by the Member Employers.



                                      11-1

      11.5 Authority Outlined

            (a) Sponsoring Employer Authority

              The Sponsoring Employer has the authority to amend and terminate the Plan with approval of its Board of Directors, to appoint and remove members of the Administrative Committee, to appoint and remove members of the Investment Committee, and to appoint and remove a Trustee.

            (b) Administrative Committee Authority

              The Administrative Committee has the authority to:

              (i) Allocate the Member Employers' contributions;

              (ii) Establish rules pertaining to salary deferral contributions and their suspension and withdrawals;

              (iii) Determine the amount and allocation of the Trust income or loss;

              (iv) Direct the Trustee with respect to additional valuations;

              (v) Maintain separate Accounts for Participants;

              (vi) Furnish, and correct errors in, statements of Accounts;

              (vii) Direct the Trustee with respect to the method, timing and media of distributions pursuant to Article 9;

              (viii) Direct the segregation of assets;

              (ix) Direct distribution of the interests of incompetent persons and minors;

              (x) Construe the Plan and the Trust Agreement and determine questions thereunder;

              (xi) Establish funding and investment policies and consult with the Investment Committee and the Trustee regarding such policies and the liquidity needs of the Trust so that the investment policy can be coordinated with Plan needs, or to delegate such responsibilities to the Investment Committee;

              (xii) Appoint and delegate duties to an investment manager in conjunction with the Investment Committee's recommendation;

              (xiii) Employ advisors and assistants; and

              (xiv) Direct the Trustee with respect to its duties and investments.

              (xv) The Administrative Committee is the Plan Administrator and has the additional duties outlined in Article 11.7. Article 12 further describes the authority and duties of the Administrative Committee.



                                      11-2

            (c) Investment Committee Authority

              If appointed by the Board of Directors of the Sponsoring Employer and if such authority is delegated to it by the Administrative Committee, the Investment Committee has the authority to:

              (i) Establish funding and investment policies and to consult with the Administrative Committee and the Trustee regarding such policies and the liquidity needs of the Trust so that the investment policy of the Trust Fund can be coordinated with Plan needs;

              (ii) Select and monitor investments;

              (iii) Monitor the Plan's compliance with ERISA Section 404(c);

              (iii) Appoint and delegate duties to an investment manager in conjunction with the Administrative Committee.

              Article 12 further describes the authority and duties of the Investment Committee.

            (d) Trustee Authority

              The Trustee has the authority to establish the fair market value of the Trust Fund, to value segregated Accounts and Accounts held in separate investment funds, to employ advisors, agents and counsel, to hold the Trust assets and to render accounts of its administration of the Trust. Article 14 further describes the authority and duties of the Trustee.

      11.6 Fiduciaries Not to Engage in Prohibited Transactions

              A fiduciary shall not cause the Plan to engage in a transaction if he knows or should know that such transaction constitutes a prohibited transaction under ERISA Section 406 or Code Section 4975, unless such transaction is exempted under ERISA Section 408 and Code Section 4975.

      11.7 Duties of Plan Administrator

               The Administrative Committee is the Plan Administrator under ERISA and shall have the duty and authority to comply with those reporting and disclosure requirements of ERISA and the Code which are specifically required of the Plan Administrator. The Plan Administrator is the agent for the service of legal process. The Plan Administrator shall keep on file a copy of this Plan and Trust Agreement, including any subsequent amendments, all annual and interim reports of the Trustee and the latest annual report required under Title I of ERISA for examination by Participants during business hours. The Plan Administrator hereby specifically delegates to the Trustee the responsibility for income tax withholding, and to withhold the



                                      11-3
appropriate amount, if any, from any payment made from the Trust to a Participant, Beneficiary or Alternate Payee under the provisions of applicable law and regulation. The Plan Administrator shall furnish the Trustee with all information necessary to such withholding function, as set forth in regulations, or, if such information is not provided the Trustee, the Plan Administrator shall assume all relevant liability.




                                      11-4

                                   ARTICLE 12
                    ADMINISTRATIVE AND INVESTMENT COMMITTEES

      12.1 Appointment of Administrative Committee

            The Sponsoring Employer shall appoint the President of the Sponsoring Employer as the Chairman of an Administrative Committee. The chairman of the Administrative Committee shall appoint the other members of the Administrative Committee to manage and administer this Plan in accordance with the provisions hereof, each member to serve for such term as the Chairman of the Administrative Committee may designate or until a successor member has been appointed or until removed by the Chairman of the Administrative Committee. The Chief Financial Officer of the Sponsoring Employer shall be a permanent member of the Administrative Committee and shall act as liaison with the Investment Committee. Vacancies due to resignation, death, removal or other cause shall be filled by the Chairman of the Administrative Committee. Members shall serve without compensation for Administrative Committee service. All reasonable expenses of the Administrative Committee shall be paid by the Member Employers, or if not paid by the Member Employers, the Administrative Committee may direct that such expenses be paid from the Trust; provided that only reasonable administrative and Plan maintenance (non-settlor) expenses of the Administrative Committee in administering the Plan may be paid from the Trust or reimbursed to the Trust by the Member Employers.

      12.2 Appointment of Investment Committee

            The Board of Directors of the Sponsoring Employer shall appoint the Chief Financial Officer of the Sponsoring Employer as the Chairman of an Investment Committee. The Chairman shall appoint the other members of the Investment Committee, each member to serve for such term as the chairman of the Investment Committee may designate or until a successor member has been appointed or until removed by the chairman of the Investment Committee. Vacancies due to resignation, death, removal or other cause shall be filled by the Chairman of the Investment Committee. Members shall serve without compensation for Investment Committee service. All reasonable expenses of the Investment Committee shall be paid by the Member Employers, or if not paid by the Member Employers, the Investment Committee may direct that such expenses be paid from the Trust; provided that only reasonable investment and Plan maintenance (non-settlor) expenses of the Investment Committee in


                                      12-1
administering the Plan may be paid from the Trust or reimbursed to the Trust by the Member Employers.

      12.3 Administrative Committee and Investment Committee Operating Rules

            The Administrative and Investment Committees shall each act by agreement of a majority of its members, either by vote at a meeting or in writing without a meeting. By such action, the Administrative Committee and the Investment Committee may each authorize one or more of its members to execute documents on its behalf. The Administrative Committee may direct the Trustee in the performance of its duties hereunder (as authorized by Articles 11 and 12). The Trustee, upon written notification of such authorization (for the Administrative Committee to direct the Trustee), shall accept and rely upon such documents until notified in writing that the authorization has been revoked by the Administrative Committee. The Trustee shall not be deemed to be on notice of any change in the membership of the Administrative Committee unless notified in writing. A member of either the Administrative Committee or the Investment Committee, who is also a Participant hereunder, shall not vote or act upon any matter relating solely to himself. In the event of a deadlock or other situation which prevents agreement of a majority of the respective Administrative Committee members, the matter shall be decided by the Sponsoring Employer. In the event of a deadlock or other situation which prevents agreement of a majority of the respective Investment Committee members, this matter shall be decided by the Administrative Committee.

      12.4 Administrative Committee Authority

            The Administrative Committee has full discretionary authority and duty to administer and interpret the Plan and do all things necessary or convenient to effect the intent and purpose of this Plan, whether or not such authority and duties are specifically set forth herein. Not in limitation but in amplification of the foregoing, the Administrative Committee shall have the discretionary authority to determine eligibility for participation and benefits under the Plan, to construe the Plan and the Trust Agreement and to determine all questions that shall arise hereunder, including, particularly, directions to and questions submitted by the Trustee on all matters necessary for it to discharge its power and duties properly. The Administrative Committee may delegate its discretionary authority and such duties and responsibilities as it deems appropriate to facilitate day-to-day administration of the Plan. Decisions of the Administrative Committee made in good faith upon any matters within the scope of its authority shall be final and binding on the Employer, the Trustee, Participants, their Beneficiaries and all


                                      12-2
others. The Administrative Committee shall at all times act in a uniform and nondiscriminatory manner in making and carrying out its decisions and directions, and may from time to time prescribe and modify uniform rules of interpretation and administration. The Administrative Committee is the Plan Administrator and has the duties outlined in Article 11.7.

      12.5 Investment Committee Authority Delegated by the Administrative Committee

            The Administrative Committee may delegate to the Investment Committee the responsibility to establish a funding and investment policy for the Trust Fund bearing in mind both the short-run and long-run needs and goals of the Plan. The Investment Committee shall review such policy prior to the end of each Fiscal Year for appropriateness under the circumstances then prevailing. The funding and investment policy shall be communicated to the Administrative Committee and the Trustee or the investment manager of the Trust Fund (if an investment manager has been appointed by the Administrative Committee and the Investment Committee), so that the investment policy of the Trust Fund can be coordinated with Plan needs. In addition, the Investment Committee shall select and monitor investments and monitor the Plan's compliance with ERISA Section 404(c).

      12.6 Administrative and Investment Committees May Retain Advisors

            With the approval of the Sponsoring Employer, the Administrative Committee and the Investment Committee may from time to time or on a continuing basis, each retain such agents or advisors including, specifically, attorneys, accountants, actuaries, investment counsel, consultants and administrative assistants, as it considers necessary to assist it in the proper performance of its duties. The expenses of such agents or advisors shall be paid by the Member Employers, or, if not paid by the Member Employers, the Administrative Committee may direct that such expenses be paid from the Trust Fund; provided that only reasonable administrative expenses of administering the Trust may be paid from the Trust. The Member Employers may reimburse the Trust Fund for administrative expenses paid.

      12.7 Claims Procedure

            (a) Claim Must Be Submitted Within 60 Days

                  The Administrative Committee shall determine Participants', Alternate Payees' and Beneficiaries' rights to benefits under the Plan. In the event of a dispute over benefits, a Participant, Beneficiary or Alternate Payee (or authorized representative of the claimant) may file a written claim for benefits with the Administrative Committee, provided that


                                      12-3
such claim is filed within 60 days of the date the Participant, Beneficiary or Alternate Payee receives notification of the Administrative Committee's determination.

            (b) Requirements For Notice of Denial

                  If a claim is wholly or partially denied, the Administrative Committee shall provide the claimant with a written or electronic notice of denial, written in a manner calculated to be understood by the claimant, setting forth:

                  (i) The specific reason for such denial;

                  (ii) Specific references to the pertinent plan provisions on which the denial is based;

                  (iii) A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary; and

                  (iv) Appropriate information as to the steps to be taken if the claimant wishes to submit his or her claim for review, including a statement of the right to bring civil action after an adverse benefit determination on review.

                  The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is filed, unless special circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was filed stating the special circumstances requiring an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed. If no notice of denial is provided as herein described, the claimant may appeal the claim as though the claim had been denied.

            (c) Claimant's Rights if Claim Denied

                  The claimant and/or his authorized representative may appeal the denied claim and may:

                  (i) Request a review upon written application to the Administrative Committee;

                  (ii) Review relevant documents, have reasonable access to, and receive copies that are provided upon request and free of charge; and

                  (iii) Submit issues, comments, documents and other information relating to the claim in writing; provided that such appeal is made within 60 days of the date the claimant receives notification of the denied claim. The claim must be given a full and fair


                                      12-4
review, accounting for information submitted related to the claim, regardless of whether that information was considered in the initial determination.

            (d) Time Limit on Review of Denied Claim

                  Upon receipt of a request for review, the Administrative Committee shall provide written or electronic notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based and a statement of the right to receive reasonable access to and copies of documents, records and information relevant to the claim. The notification shall be given within a reasonable time period but not later than 60 days after receiving the request, unless special circumstances require an extension for processing the review. If such an extension is required, the Administrative Committee shall notify the claimant of such special circumstances and of the date, no later than 120 days after the original date the review was requested, on which the Administrative Committee will notify the claimant of its decision.

            (e) No Legal Recourse Until Claims Procedure Exhausted

                  In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article 12.6 must be exhausted before legal recourse of any type is sought.

            (f) Administrative Committee May Establish Process

                  The Administrative Committee may establish reasonable procedures for determining whether an individual has been authorized to act on behalf of a claimant. The Plan procedures shall be applied consistently to similarly situated claimants.

      12.8 Indemnification of Administrative and Investment Committees

            To the fullest extent permitted by law, the Member Employers agree to indemnify, to defend, and hold harmless the members of the Administrative Committee and the Investment Committee, individually and collectively, against any liability whatsoever for any (1) action taken or omitted by them in good faith in connection with this Plan and Trust or their duties hereunder, and (2) expenses or losses for which they may become liable as a result of any such actions or non-actions, unless resultant from their own willful misconduct. The Member Employers may purchase insurance for the Administrative Committee and the Investment Committee to cover any of their potential liabilities with regard to the Plan and Trust.


                                      12-5

                                   ARTICLE 13
                              INVESTMENTS AND LOANS

      13.1 General

            The Administrative Committee is hereby granted full power and authority to direct the Trustee to invest and reinvest the Trust Fund or any part thereof in accordance with the standards set forth in Article 11. Without limiting the generality of the foregoing, the Administrative Committee (upon recommendation of the Investment Committee) may direct the Trustee to invest in bonds, notes, mortgages, commercial or federal paper, preferred stock, common stock, or other securities, rights, obligations or property, real or personal, including shares and certificates of participation issued by investment companies or investment trusts, or shares or certificates of participations in commingled funds established by the Trustee and any type of investment permitted by applicable law and issued by the Trustee or any of its affiliates.

      13.2 Use of Mutual or Commingled Funds Permitted

            The Administrative Committee (upon recommendation of the Investment Committee) may direct the Trustee to cause any part or all of the assets of this Trust to be invested in mutual funds; or commingled with the assets of similar Trusts qualified under Code Sections 401(a) and 501(a) by causing such assets to be invested as part of a common fund of the Trustee or other fiduciary. To the extent that Trust assets are invested in any collective investment fund established and maintained by the Trustee for which the Trust is eligible, the declaration of trust establishing such funds is hereby adopted. Any assets of the Trust that are invested in any such fund will be held and administered by the Trustee under the terms of the fund's governing instrument. The Trustee shall be authorized and directed to invest in any mutual fund sponsored or advised by the Trustee or any of its affiliates, and the Trustee and its affiliates may be compensated for providing investment advice and other services to such fund, in addition to any Trustee fees received hereunder.

      13.3 Trustee May Hold Necessary Cash

            The Administrative Committee (upon recommendation of the Investment Committee) may authorize the Trustee to hold in a cash or cash equivalent account such portion of the Trust Fund as may be deemed necessary for the ordinary administration of the Trust and disbursement of funds. Such funds may be deposited in any bank or savings and loan institution subject to the rules and regulations governing such deposits. The Trustee shall be authorized to


                                      13-1
retain all or any portion of the Trust in cash temporarily for the purpose of making benefit distributions or other payments without liability for interest thereon, notwithstanding the Trustee's receipt of indirect compensation known as float from such uninvested cash or uncashed benefit checks.

      13.4 Trustee to Act Upon Administrative Committee or Investment Manager Instruction

            In the event that the Trustee shall be directed by the Administrative Committee or by an investment manager appointed by the Administrative and Investment Committees, the Trustee shall make investments promptly upon receiving instructions from the Administrative Committee or investment manager, and shall retain such investments until instructed differently by the Administrative Committee or investment manager. The Trustee shall comply promptly with instructions from the Administrative Committee or investment manager to sell, convey, exchange, transfer, pledge, mortgage or otherwise dispose of or encumber any real or personal property held by it. To the extent permitted by law, the Trustee shall not be liable for the making of any investment at the direction of the Administrative Committee or investment manager, for the retention of any such investment in the absence of directions from the Administrative Committee or investment manager to dispose of it, or for the disposal or encumbrance of any investment at the direction of the Administrative Committee or investment manager.

      13.5 Appointment of Investment Manager

            The power of the Administrative Committee (upon advice from the Investment Committee) to direct, control or manage the investment of the Trust Fund may be delegated to an investment manager appointed by the Administrative and Investment Committees. Such investment manager, if appointed, must acknowledge in writing that he is a fiduciary with respect to the Trust Fund and shall then have the power to manage, acquire, or dispose of any asset of the Trust Fund. An investment manager must be (1) a registered investment advisor under the Investment Advisors Act of 1940; (2) a bank, as defined in that Act; or (3) an insurance company qualified to perform such services under the laws of more than one state. If an investment manager has been appointed, the Trustee shall not be under any obligation to invest or otherwise manage any asset of the Trust Fund. The Administrative Committee, Investment Committee, Sponsoring Employer, Member Employers and Trustee shall not be liable for any act or omission of the investment manager in carrying out such responsibility except to the extent that the


                                      13-2

Administrative Committee and the Investment Committee violated Article 11.2 of this Plan and Trust Agreement with respect to:

            (a) Such designation,

            (b) The establishment or implementation of the procedures for the designation of an investment manager, or

            (c) Continuing the designation, in which case the Administrative Committee and Investment Committee would be liable in accordance with Article 11.3.

      13.6 Loans to Participants or Beneficiaries

            The Trustee shall, when so directed by the Administrative Committee, make a loan to a Participant (the Borrower) upon such terms as the Administrative Committee may determine in a uniform and nondiscriminatory manner.

            (a) Maximum Amount of Loan

                  A loan made under this Article 13.6 shall be limited to the lesser of (1) 50% of the Borrower's vested Account, or (2) $50,000, but may only be funded from a Borrower's Salary Deferral Account. However, the amount of any new loan shall not exceed $50,000, reduced by the highest outstanding loan balance of the Borrower during the preceding 12 months. In determining whether the limitations of this Article 13.6 have been exceeded at any date, all loans made at any time from the Plan to the Borrower and still outstanding on such date shall be aggregated, and the Borrower's vested interest in all qualified plans maintained by the Employer shall be aggregated.

            (b) Repayment of Loan

                  (i) Promissory Note

                        All loans shall be evidenced by the Borrower's promissory note. Such note shall provide for repayment of principal and interest in substantially level installment payments made at least quarterly.

                  (ii) Repayment By Payroll Deduction

                        Loans to Participants shall be repaid only by payroll deduction unless the loan is prepaid pursuant to subsection (b)(iv) below.

                  (iii) Duration of Loan

                        The terms of any loan shall provide that repayment is to be made within five years of the date of the loan.

                  (iv) Prepayment


                                      13-3

                        Prepayment of the entire outstanding loan principal may be made without penalty. Notwithstanding the above, prepayment of the full outstanding principal balance need not be made by payroll deduction. Partial prepayments are not permitted.

                  (v) Suspension of Repayments for Qualified Military Service

                        Notwithstanding the other provisions of this paragraph, effective as of December 12, 1994, loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4), as added by the Small Business Job Protection Act of 1996, and no deemed distribution will occur (even if the leave exceeds one year), provided that loan repayments resume following military service, that outstanding amounts are repaid in substantially level installments, and that the loan is fully repaid (including interest accrued during the military period) by the end of the original term plus the period of military service, in accordance with regulations under Code Section 72.

            (c) Loan Policies and Procedures. The Participant loan program will be administered in a uniform and nondiscriminatory manner by the Administrative Committee according to the policies and procedures set forth below:

                  (i) Application Procedure. A Borrower may apply for a loan from the Plan on a form provided by the Administrative Committee (or in such other manner as shall be made available by the Administrative Committee). Loan applications will be reviewed by the Administrative Committee and processed two to three weeks after the application is received. The Administrative Committee may reject a loan application if sufficient liquidity is not available in the Trust to make such a loan without loss to other Participants. Once approved, the Administrative Committee may set forth a loan agreement in an electronic medium that (1) is reasonably accessible to the Borrower, (2) is reasonably secure, (3) provides a reasonable opportunity to review the loan terms and confirm, modify or rescind the loan before it is made, and (4) confirms loan terms to the Borrower either electronically or in writing and advises the Borrower of the right to receive the confirmation in writing without charge.

                  (i) Limitations.

                        (1) Loans are available for any purpose.

                        (2) No loans will be made in amounts less than $1,000.

                        (3) Effective January 1, 2003, a Borrower may have only one loan outstanding at one time, except that prior multiple loans are grandfathered.

                        (4) Loans shall not be made available to Highly Compensated Employees in amounts greater than the amounts made available to other Employees relative to the Borrowers' Account balances.


                                      13-4

                        (5) A loan shall be made only to Participants who are Employees at the time that the loan is reviewed.

                        (6) A loan may be made only from a Participant's Salary Deferral Account.

                  (iii) Interest Rate. The interest rate shall be comparable to the prevailing interest rate being charged for similar purpose loans by institutional lenders in the geographic area of the Member Employer. The rate shall be determined by the formula used by local institutional lenders for similarly secured loans. The formula is currently set at the prime rate as published in the Wall Street Journal plus 1%. The rate is determined as of the date the loan is processed by the Administrative Committee. The Administrative Committee will review and revise the formula to be used by the Plan as necessary to ensure that the interest rate on new loans meets the requirements of this
Article 13.

                  (iv) Security for Loan. The loan shall be secured by up to 50% of the Borrower's vested Account balance. No additional collateral or other form of collateral will be accepted or allowed to secure the loan.

                  (v) Loan Funding. A loan shall be funded from the Participant's Salary Deferral Account that is invested in investment funds in the ratio that each of those funds bears to his total Account balance.

                  (vi) Default. A loan shall be in default if the Borrower fails to make principal and/or interest payments pursuant to the promissory note when due within a "cure period" of 60 days from the date payment is due. In the event of default, the Administrative Committee:

                        (A) Shall deduct the full unpaid balance of the loan from any distribution made to the Participant due to his termination of employment.

                        (B) May, if permitted by the terms of the promissory note which has been signed by the Participant:

                              (1) Distribute to a terminating Participant the
full unpaid balance of the loan, notwithstanding that the Participant might otherwise have the right to defer receipt of payment as provided in Articles 9.3(b) and (e);

                              (2) Require a Participant to make the maximum in
service withdrawal permitted under Article 9.11, but not in excess of the unpaid loan balance, which will be used to the extent possible, to pay off the loan;


                                      13-5

                              (3) Make a deemed distribution to the Borrower,
which will not involve an actual payment to him but will be currently taxable to the Borrower, and will not reduce the unpaid balance of the loan.

                  (vii) Loan Fees. Any charges levied by the Trustee relating to the establishment of a separate loan account and to transactions within such an account shall be passed on to the Borrower in a nondiscriminatory manner. A Borrower shall receive a clear statement of all charges involved in the loan transaction before the loan is made.

                  (viii) Loans Due and Payable Upon Termination From Service. Any outstanding loan principal and accrued interest is due and payable in full immediately upon an Employee's termination of employment with the Member Employer.

                  (ix) Loans, Fees and Interest Due Prior to Plan Distributions. Outstanding principal and accrued interest and any loan fees (if applicable) shall be due and payable prior to a Plan distribution under Article 9. In the event such loan principal, interest and fees are not repaid in full, the distribution amount shall be reduced by the full outstanding amount of such loan principal, interest and fees.

                  (x) Documentation. All documentation relating to the Participant loan shall be in form and substance acceptable to the Trustee.

            (d) Loan Requires Does Not Require Spousal Consent

                  Any loan or renegotiation, extension, renewal or other revision of a loan made to a Borrower shall not require Spousal Consent.

            (e) Loans are Segregated

                  Any loan under this Article 13.6 shall be accounted for as a segregated loan Account in the Trust. Repayments of the principal amount of the loan will (1) reduce the total amount of principal due in the segregated loan Account by the amount of such payments, and (2) increase by an equal amount the value of the Borrower's Account in the General Trust Fund or in his Account in a separate investment fund pursuant to Article 13.7 in accordance with his current investment election on file for the investment of new contributions, if applicable. Payments of interest on such loan will reduce the total amount of interest due in the segregated loan Account. Such interest payments will be credited directly to the Borrower's Account in the General Trust Fund or separate investment fund.

            (f) Availability

                  Notwithstanding the foregoing, loans may be made only to active Employees of a Member Employer and to "parties in interest," as defined in Section 3 of Title I of ERISA.


                                      13-6

      13.7 Separate Investment Funds

            (a) Administrative Committee (or Investment Committee, If Appointed) May Select Separate Investment Fund Alternatives

                  If appointed by the Board of Directors of the Sponsoring Employer and if such authority is delegated to it by the Administrative Committee, the Investment Committee may, in its sole discretion, select one or more separate investment funds having such different specific investment objectives as the Investment Committee shall from time to time determine, provided that one fund shall be a money market fund or another type of investment fund as designated by the Investment Committee and approved by the Administrative Committee. The Investment Committee shall determine and may from time to time redetermine the number of investment funds and the specific objectives of said funds and the investments or kinds of investments which shall be authorized therefore. In the event these functions are not performed by the Investment Committee, the Administrative Committee may do so.

            (b) Participant Direction Permitted

                  Each Participant (or Beneficiary, if the Participant has died and the Participant's Account is still retained within the Plan) has the right to instruct the Administrative Committee to direct the Trustee in writing or by electronic media in accordance with currently acceptable regulations or guidance issued by the U.S. Department of Labor and/or Internal Revenue Service to invest his Profit Sharing, Salary Deferral, Matching, Non-Elective, Rollover or Special Contribution Accounts in one or more separate investment funds, provided, however, that such right to direct investments among investment funds shall apply on a nondiscriminatory basis to all Participants and Beneficiaries who meet the requirements established by the Administrative Committee, and further provided that if any Participant or Beneficiary fails to make a direction pursuant to this Article 13.7 as to all or any part of such Account, the undirected portion of a Participant's Account shall be invested in the money market fund or other investment fund as designated by the Investment Committee and approved by the Administrative Committee. Such directed investment Account shall be valued separately by the Trustee under the provisions of Article 7.

            (c) Administrative Committee To Establish Rules

                  The Administrative Committee may at any time make such uniform and nondiscriminatory rules as it determines necessary regarding the administration of this directed investment option, including the method and frequency for change of investment funds. The Administrative Committee shall develop and maintain rules governing the rights of Participants


                                      13-7
or Beneficiaries to change their investment directions and the frequency with which such changes can be made.

            (d) Participant Direction Subject to Trustee Approval and Administrative Rules

                  The Trustee shall be under no obligation to approve or disapprove any specific investment medium. Neither the Employer nor the Trustee has any liability for any losses or damage that may occur or result from (i) the approval of or failure to approve of any specific investment medium; (ii) the imposition of any administrative rules relating to the timing of investment elections of any sort; or (iii) any administrative delay in carrying out or failure to carry out investment elections within a specified time. The Trustee may disapprove or refuse to carry out any investment directions which in its opinion would subject the Trustee to burdensome administrative responsibilities. Prior to carrying out any investment direction of a Participant, the Trustee may require releases or any other documents, agreements or indemnifications as it may consider necessary. The Trustee, in approving any investment medium or in making investments under this Plan, shall not be restricted by statutes governing the legal investment of trust funds, except that the Trustee shall not knowingly approve any investment which would constitute a prohibited transaction under Code Section 4975 or ERISA Section 406.

            (e) Information Provided to Participants

                  The Administrative Committee shall provide, or cause to be provided, to each Participant the information specified in ERISA Reg. 2550.404(c)-1(b)(2)(B). Neither the Trustees, Member Employers, Administrative Committee nor the Investment Committee shall provide investment advice to any Participant or influence any Participant's investment selection.

            (f) Expenses

                  Each Participant's Account shall be charged for the reasonable expenses of carrying out his or her investment instructions. Such expenses shall be shown on the Participant's periodic statements of his Account in the Plan.

            (g) Plan Intended to Be an ERISA 404(c) Plan

                  The Plan is intended to constitute a plan described in ERISA
Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan shall be relieved of liability for any losses that are the direct and necessary result of investment instructions given by the Participant, his Beneficiary, or an Alternate Payee under a Qualified Domestic Relations Order. The Member Employers shall not be relieved of fiduciary responsibility for the selection and monitoring of the investment funds offered under the Plan. The Member Employers, the Administrative Committee, the Investment Committee and the Trustee shall have no duty to


                                      13-8
inquire into the investment decisions of a Participant or Beneficiary or to advise him regarding the purchase, retention, or sale of assets credited to his Account.

            (h) Incompetent Participants.

                  (i) If a Participant is known by the Trustee to be legally incompetent, the Trustee shall not accept investment directions from him. Investment direction shall be accepted from the Participant's duly appointed conservator or from a party holding a power of attorney determined by the Administrative Committee to be valid notwithstanding the Participant's incompetence, as though such direction were received from the Participant.

                  (ii) In the event no investment directions are provided by a Participant, or if an incompetent Participant has no conservator or party holding a valid power of attorney, contributions shall be invested in such investment alternatives as the Administrative Committee shall specify.

            (i) Alternate Payee.

                  To the extent required by a Qualified Domestic Relations Order as defined in Code Section 414(p), an Alternate Payee shall make investment decisions with respect to any segregated account established in the name of the Alternate Payee as provided in Article 16.


                                      13-9

                                   ARTICLE 14
                                     TRUSTEE

      14.1 Trustee Governing Terms

            Effective July 1, 2003, the provision of the Trust Agreement for MasterPlan of Columbia Trust Company, an Oregon banking corporation, attached hereto as Appendix B, shall govern with respect to matters related to the Trust.


                                      14-1

                                   ARTICLE 15
                        AMENDMENT, TERMINATION AND MERGER

      15.1 Trust is Irrevocable

            The Trust shall be irrevocable but shall be subject to amendment and termination as provided in this Article 15.

      15.2 Sponsoring Employer May Amend Plan and Trust Agreement

            The Sponsoring Employer reserves the right to amend this Plan and the Trust Agreement to any extent and in any manner that it may deem advisable by authorized action of its Board of Directors as provided in Article 1.4(g). The Member Employers, the Trustee, all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound by any such amendment; provided, however, that no amendment shall:

            (a) Cause or permit any part of the principal or income of the Trust to revert to the Employer or any Associated Employer or to be used for, or be diverted to, any purpose other than the exclusive benefit of Participants or their Beneficiaries except as permitted by ERISA;

            (b) Change the duties or liabilities of the Trustee without its written assent to such amendment;

            (c) Adversely affect the then accrued benefits of any Participants;
or

            (d) Eliminate an optional form of distribution for Account balances accrued before such amendment, except as allowed under the Code or applicable regulations and guidelines. No optional form of distribution for Account balances that are accrued before such amendment shall be eliminated if it existed as of the later of the adoption date of such amendment or the amendment's effective date.

      15.3 Sponsoring Employer May Terminate Plan/Member Employers May Discontinue Matching and/or Profit Sharing Contributions

            The Sponsoring Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely, and that it will be able to make its matching and profit sharing contributions indefinitely, but a Member Employer shall be under no obligation to continue its matching and/or profit sharing contributions and the Sponsoring Employer shall be under no obligation to maintain the Plan for any given length of time and may, in its sole discretion, completely discontinue its matching and/or profit sharing contributions or terminate the profit sharing and/or salary deferral portion of the Plan at any time without any


                                      15-1
liability whatsoever. In the event of the earlier of (1) the termination of the profit sharing portion of this Plan, or (2) the complete discontinuance of matching and/or profit sharing contributions by a Member Employer hereunder, the full value of the applicable Accounts of all Participants of the terminated portion or portions of the Plan shall become fully vested and nonforfeitable. In the event of partial termination of the profit sharing portion of the Plan, the full value of the applicable Accounts of the Participants involved in the partial termination shall become fully vested and nonforfeitable.

      15.4 Timing of Plan Termination

            The Plan shall terminate:

            (a) By Written Notice

                  Upon the date specified in a written notice of such termination, executed by the Sponsoring Employer and delivered to the Trustee; or

            (b) When the Purpose of the Trust Is Accomplished

                  Upon the earlier of (i) the complete accomplishment of all purposes for which the Plan and Trust was created, or (ii) the death of the last person entitled to receive any benefits hereunder who is living at the date of execution of the Plan and Trust Agreement. However, if, upon the death of such last survivor, the Trust may continue for a longer period without violation of any law of the jurisdiction to which the Trust is subject, the Trust shall continue until the complete accomplishment of all the purposes for which the Plan and Trust are created, unless sooner terminated under the other provisions hereof.

      15.5 Action Required Upon Plan Termination

            Upon the termination of this Plan and after payment of all expenses of the Trust, including any compensation then due the Trustee and agents of the Administrative Committee and the Investment Committee, the Trust assets and all Participants' Accounts shall be revalued according to the procedures provided in
Article 7. Limitation Accounts held pursuant to Article 5 shall be allocated as of the date the Plan is terminated in accordance with Article 4 and Article 5. The Trustee shall hold and distribute such Accounts as directed by the Administrative Committee in accordance with the provisions of Article 9. Upon such termination, if the Sponsoring Employer has ceased to exist, all rights, powers, and duties to be exercised or performed by the Sponsoring Employer shall thereafter be exercised or performed by the Administrative Committee, including the filling of vacancies on the Administrative Committee


                                      15-2
and the amending of the Plan and Trust documents. In the event the Administrative Committee is unable to perform, all rights, powers and duties shall be performed by the Trustee.

      15.6 Nonreversion of Assets

            Except as provided in Articles 4.3(b) and 15.8, in no event shall any part of the principal or income of the Trust revert to the Employer or any Associated Employer or be used for or diverted to any purpose other than the exclusive benefit of Participants or their Beneficiaries.

      15.7 Merger or Consolidation Cannot Reduce Benefits

            In no event shall this Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from this Plan to any other plan unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had this Plan been terminated immediately before such merger, consolidation or transfer.


                                      15-3

                                   ARTICLE 16
                                   ASSIGNMENTS

      16.1 No Assignment

            Except as provided in Article 13.6 regarding loans and below, the interest herein, whether vested or not, of any Participant, former Participant or Beneficiary, shall not be subject to alienation, assignment, pledging, encumbrance, attachment, garnishment, execution, sequestration, or other legal or equitable process, or transferability by operation of law in the event of bankruptcy, insolvency or otherwise.

      16.2 Qualified Domestic Relations Order Permitted

            The provisions of Article 16.1 above shall not prevent the creation, assignment or recognition of any individual's right to a benefit payable with respect to a Participant pursuant to a Qualified Domestic Relations Order
(QDRO). The Administrative Committee shall direct that payments under a QDRO be made by the Trustee pursuant to the QDRO.

            (a) Not All Domestic Relations Orders Qualify as QDROs

                  The Administrative Committee shall establish reasonable, timely procedures to (1) determine whether a domestic relations order is a QDRO and (2) notify affected parties as specified in Code Section 414(p)(6). The Administrative Committee may use the sample language of Part II of IRS Notice 97-11 ("Sample Language for QDROs") to determine whether a domestic relations order is a qualified domestic relations order and to administer qualified domestic relations orders.

            (b) Payments May Occur Before Termination of Service

                  The Plan may make benefit payments to an Alternate Payee under a QDRO before the Participant's termination of Service, but any such payment shall be made no earlier than the date specified in the QDRO, or in accordance with Code Section 414(p)(3), (4), and (5).

            (c) Separate Accounting of Alternate Payee's Account

                  During any period in which the issue of whether a domestic relations order is a QDRO is being determined by the Administrative Committee, a court of law or otherwise, the Administrative Committee shall separately account for the amounts (with investment income and loss) which are involved.

            (d) Consent Requirements


                                      16-1

                  Except as otherwise provided in a QDRO, payments made to an Alternate Payee shall not be subject to (1) Spousal Consent, or (2) consent of the Alternate Payee.

            (e) Administrative Committee Delegates Responsibility to Trustee The Administrative Committee shall direct that payments under a QDRO be made by the Trustee. The Administrative Committee may delegate to the Trustee the responsibility for income tax withholding with regard to an Alternate Payee.

      16.3 Offset to Provide Certain Judgments and Settlements Permitted

            The provisions of Article 16.1 above shall not prevent an offset of a Participant's Account against an amount that the Participant is ordered or required to pay to the Plan. Any such offset shall be made only in accordance with Code Section 401(a)(13)(C), and the provisions of Code Sections 401(a)(13)(C) and (D) are hereby incorporated by reference.


                                      16-2

                                   ARTICLE 17
                  ADOPTION OF THE PLAN BY ASSOCIATED EMPLOYERS

      17.1 Purpose

            The purpose of this Article 17 is to describe the terms and conditions under which an Associated Employer may adopt and become a Member Employer under this Plan for the benefit of its Eligible Employees.

      17.2 Becoming a Member Employer

            Any Associated Employer may, with the written consent of the Sponsoring Employer, become a Member Employer under this Plan and the Trust Agreement by executing a Subscription Agreement under which it shall agree:

            (a) To be bound by all the provisions of the Plan and the Trust Agreement in the manner set forth herein;

            (b) To pay its share of the expenses of the Plan and Trust as they may be determined from time to time in the manner specified in this Article 17; and

            (c) To provide the Sponsoring Employer, the Administrative Committee and the Trustee with full, complete and timely information on all matters necessary to them in the operation of the Plan and the Trust.

      17.3 Participation as a Member Employer

            In the event of the adoption of this Plan and the Trust Agreement by an Associated Employer, the following shall apply with respect to the participation of such Associated Employer as a Member Employer hereunder:

            (a) All the terms and conditions of the Plan and Trust as set forth in the preceding Article 1 through Article 16 shall apply to the participation of such Associated Employer and its Employees in the same manner as set forth for the Sponsoring Employer and its Employees, except as follows:

                  (i) The right to designate an Associated Employer is specifically reserved to the Sponsoring Employer.

                  (ii) An Associated Employer which becomes a Member Employer shall have the right to designate for purposes of Article 3 alternative requirements which shall be met by its Eligible Employees in order to qualify as Participants. In the event that no such


                                      17-1
designation is made, the current requirements set forth in Article 3 shall apply to Employees of such Member Employer.

                  (iii) The right to appoint the Administrative Committee and the Investment Committee is specifically reserved to the Sponsoring Employer so long as the Sponsoring Employer participates under the Plan; provided that a Member Employer may appoint an advisory committee on any matters affecting such Member Employer or its Employees who are Participants under the Plan. The Administrative Committee shall be entitled to rely on any information furnished it by any such advisory committee in the same manner as if furnished by the Member Employer appointing such advisory committee, but in no event shall the existence of any advisory committee modify or otherwise limit any of the powers or duties of the Administrative Committee under the Plan.

                  (iv) The right to direct, appoint, remove, approve the accounts of or otherwise deal with the Trustee is specifically reserved to the Sponsoring Employer so long as the Sponsoring Employer participates under the Plan.

                  (v) The right to amend the Plan and the Trust Agreement is specifically reserved to the Sponsoring Employer so long as the Sponsoring Employer participates under the Plan, and any such amendment, unless otherwise specified therein, shall be fully binding with respect to the participation of any Member Employer, provided that this reservation shall in no event be construed to prevent any Member Employer from terminating at any time its participation as a Member Employer in the Plan and Trust.

            (b) In the operation of the Plan with respect to a Member Employer, the term "effective date" shall mean the effective date set forth in this Plan or such other date as specified in such Member Employer's Subscription Agreement.

            (c) The Administrative Committee shall at all times maintain separate Accounts reflecting the participation of the Eligible Employees of the Sponsoring Employer and any Member Employer, and in no event shall there be a commingling of the Accounts of the Eligible Employees of any Member Employer with those of the Sponsoring Employer; provided that this requirement shall in no event be construed to be a limitation on the commingling of any contributions or of the Trust Fund for investment purposes, nor shall it require the Trustee to maintain separate accounts with respect to the Trust Fund except as otherwise provided herein.

            (d) Notwithstanding any other provisions of this Plan to the contrary, it is specifically understood that the participation of any Associated Employer hereunder, the obligation of such Associated Employer to make contributions hereunder, and the vesting and entitlements of any Participant based on such contributions are conditional to the extent that if


                                      17-2
such Associated Employer receives an initial notification from the United States Treasury that its Subscription Agreement as part of this Plan, or the same as it may have been amended, is not part of a qualified plan under Section 401 of the Code with respect to its participation, such Associated Employer shall not be a Member Employer hereunder and the then value of any contributions made by such Associated Employer or its Employees shall be returned from the Trust Fund, and no Participant hereunder or his Beneficiary shall have any vested interest in, or be entitled to, any benefit payments based on such contributions. Further, it is understood and provided that upon receipt of an initial notification from the United States Treasury Department that such Subscription Agreement and this Plan, as they may have been amended in order to receive such notification, are qualified and exempt from taxation under the applicable sections of the Code, the participation of such Associated Employer as a Member Employer and the vestings and entitlement of all Participants employed by such Member Employer and their Beneficiaries shall be retroactive to the date of their occurrence in accordance with the other provisions of this Plan and the Trust Agreement.

      17.4 Termination of Participation in the Plan

            Any Member Employer may at any time elect to terminate its participation in this Plan and the Trust, or, may elect at any time by appropriate amendment or action affecting only its own status hereunder to terminate its participation in the Plan and the Trust and to continue the Plan and the portion of the Trust as it pertains to itself and its Employees as an entity separate and distinct from the Plan and the Trust if otherwise permitted by law. Termination of the participation of any Member Employer shall not affect the participation of any other Member Employer nor shall it terminate the Plan or the Trust with respect to them and their Employees; provided that, if the Sponsoring Employer shall terminate its participation, or disassociate itself, then each remaining Member Employer shall make such arrangements and take such action as may be necessary to assume the duties of the Sponsoring Employer in providing for the operation and continued administration of the Plan and the Trust as the same pertains to the Member Employer.

      17.5 Charges to Member Employers

            Each Member Employer shall be liable for and shall pay at least annually to the Sponsoring Employer its fair share of the expenses of operating the Plan and the Trust, including its share of any Trustee's fees. The amount of such charges to each Member Employer shall be determined by the Administrative Committee in its sole discretion; provided that, except with


                                      17-3
respect to charges incurred solely on account of a Member Employer's segregated transaction, no Member Employer shall be charged with a greater proportion of any expenses of Plan operation than the ratio that the number of Participants who are or were its Employees bears to the total of all Participants nor for a greater proportion of any Trustee's fees than the ratio that the portion of the Trust Fund pertaining to its participation bears to the total Trust Fund.


                                      17-4

                                   ARTICLE 18
                              VOTING EMPLOYER STOCK

      18.1 Administrative Committee Votes Shares Held in Plan

            The right to vote the shares of Humboldt Bancorp stock (Employer Stock) in the Trust shall be voted by the Trustee as directed by the Administrative Committee in such manner as it shall determine in a manner that is consistent with ERISA and the Code and in the best interests of Plan Participants and Beneficiaries according to their respective fiduciary duties.


                                      18-1

                                   APPENDIX A
         MODEL AMENDMENT TO ADOPT CODE SECTION 401(A)(9) FINAL TREASURY
             REGULATIONS PURSUANT TO IRS REVENUE PROCEDURE 2002-29

Minimum Distribution Requirements

Section 1.  General Rules

      1.1   Effective Date. Unless an earlier effective date is specified in
            Section 6.1 below, the provisions of this Appendix A will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

      1.2 Coordination with Minimum Distribution Requirements Previously in Effect. If Section 6 specifies an effective date of this Appendix A that is earlier than calendar years beginning with the 2003 calendar year, required minimum distributions for 2002 under this Appendix A will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix A EQUALS OR EXCEEDS the required minimum distributions determined under this Appendix A, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this Appendix A IS LESS than the amount determined under this Appendix A, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this Appendix A.

      1.3 Precedence. The requirements of this Appendix A will take precedence over any inconsistent provisions of the Plan.

      1.4 Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix A will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

      1.5 TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix A, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

Section 2.  Time and Manner of Distribution

      2.1 Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's required beginning date.

      2.2 Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

            (a) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, then, except as provided in
                  Section 6 below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

            (b) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, then, except as provided in
                  Section 6 below, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

            (c) If there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (d) If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2 of Appendix A, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

            For purposes of this Section 2.2 and Section 4 of Appendix A, unless
Section 2.2(d) applies, distributions are considered to begin on the Participant's required beginning date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's required beginning date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

      2.3 Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 3 and 4 of this Appendix A. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and Treasury regulations.

Section 3.  Required Minimum Distributions During Participant's Lifetime

      3.1 Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

            (a) The quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year; or

            (b) If the Participant's sole designated Beneficiary for the distribution calendar year is the Participant's spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the distribution calendar year.

      3.2 Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 3 of Appendix A beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

Section 4.  Required Minimum Distributions After Participant's Death

      4.1   Death On or After Date Distributions Begin

            (a) Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated Beneficiary, determined as follows:

                  (1) The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (2) If the Participant's surviving spouse is the Participant's sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

                  (3) If the Participant's surviving spouse is not the Participant's sole designated Beneficiary, the designated Beneficiary's remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for such subsequent year.

            (b) No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

      4.2   Death Before Date Distributions Begin

            (a) Participant Survived by Designated Beneficiary. Except as provided in Section 6 below, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated Beneficiary, determined as provided in Section 4.1 of Appendix A.

            (b) No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a) above, this
                  Section 4.2 will apply as if the surviving spouse were the Participant.

Section 5.  Definitions

      5.1 Designated Beneficiary. The individual who is designated as the Beneficiary under Article 3.3 of the Plan and is the designated beneficiary under Section 401(a)(9) of the Internal Revenue Code and
            Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

      5.2 Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 2.2 of Appendix A. The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

      5.3 Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

      5.4 Participant's Account Balance. The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year), increased by the amount of any contributions made and allocated or Forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date, and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

      5.5 Required Beginning Date. The date specified in Article 9.3(e)(ii) of the Plan.

Section 6.  Sponsoring Employer Elections

      6.1 Effective Date of Plan Amendment for Section 401(a)(9) Final and Temporary Treasury Regulations. Appendix A, Minimum Distribution Requirements, applies for purposes of determining required minimum distributions for distribution calendar years beginning with the 2003 calendar year.

      6.2 ELECTION IS MADE to Apply 5-Year Rule to Distributions to Designated Beneficiaries. If the Participant dies before distributions begin and there is a designated Beneficiary, distribution to the designated Beneficiary is not required to begin by the date specified in Section 2.2 of Appendix A of the Plan, but the Participant's entire interest will be distributed to the designated Beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant's death. If the Participant's surviving spouse is the Participant's sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

            This election will apply to:

              X  All distributions.
            ____ The following distributions: ___________________________.
            ____ Not applicable, as the election is not made.

      6.3 Election to Allow Participants or Beneficiaries to Elect 5-Year Rule IS Not MADE. Participants or Beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in Sections 2.2 and 4.2 of Appendix A of the Plan applies to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 2.2 of Appendix A of the Plan, or by September 30 of the calendar year which contains the fifth anniversary of the Participant's (or, if applicable, surviving spouse's) death. If neither the Participant nor the Beneficiary makes an election under this paragraph, distributions will be made in accordance with Sections 2.2 and 4.2 of Appendix A of the Plan and, if applicable, the elections in Section 6.2 above. The Plan does not permit such an election.

      6.4 Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions Is NOT MADE. A designated Beneficiary who is receiving payments under the 5-year rule may NOT make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003, or the end of the 5-year period.

IN WITNESS WHEREOF, the Sponsoring Employer has caused this Plan to be executed
by its duly authorized parties on this     day of       , 2003.
                                       ---        -----

                                       HUMBOLDT BANCORP
                                       (SPONSORING EMPLOYER)

                                       By
                                           -----------------------------------

                                       By
                                           -----------------------------------

                                       COLUMBIA TRUST COMPANY, AN OREGON BANKING
                                          CORPORATION
                                       (TRUSTEE)
                                       SEE TRUST AGREEMENT FOR MASTERPLAN OF
                                       COLUMBIA TRUST COMPANY, ATTACHED HERETO
                                       AS APPENDIX B.


                                      A-8